Exhibit 4(a)



              ASSOCIATES FIRST CAPITAL CORPORATION


           RETIREMENT SAVINGS AND PROFIT SHARING PLAN















                    Effective December 1, 1989

                        TABLE OF CONTENTS

ARTICLE I - DEFINITIONS. . . . . . . . . . . . . . . . . . . .  1
     1.1  Actual Contribution Percentage . . . . . . . . . . .  1
     1.2  Actual Deferral Percentage . . . . . . . . . . . . .  2
     1.3  Affiliated Company . . . . . . . . . . . . . . . . .  3
     1.4  Beneficiary. . . . . . . . . . . . . . . . . . . . .  3
     1.5  Board of Directors . . . . . . . . . . . . . . . . .  4
     1.6  Code . . . . . . . . . . . . . . . . . . . . . . . .  4
     1.7  Committee. . . . . . . . . . . . . . . . . . . . . .  4
     1.8  Company. . . . . . . . . . . . . . . . . . . . . . .  4
     1.9  Covered Compensation . . . . . . . . . . . . . . . .  4
     1.10 Disability or Disabled . . . . . . . . . . . . . . .  5
     1.11 Early Retirement . . . . . . . . . . . . . . . . . .  6
     1.12 Early Retirement Date. . . . . . . . . . . . . . . .  6
     1.13 Effective Date . . . . . . . . . . . . . . . . . . .  6
     1.14 Employee . . . . . . . . . . . . . . . . . . . . . .  6
     1.15 Employer . . . . . . . . . . . . . . . . . . . . . .  7
     1.16 ERISA. . . . . . . . . . . . . . . . . . . . . . . .  7
     1.17 Excess Aggregate Contribution. . . . . . . . . . . .  7
     1.18 Excess Contribution. . . . . . . . . . . . . . . . .  8
     1.19 Highly Compensated Employee. . . . . . . . . . . . .  9
     1.20 Hours of Service . . . . . . . . . . . . . . . . . .  9
     1.21 Investment Funds . . . . . . . . . . . . . . . . . .  9
     1.22 Leased Employee. . . . . . . . . . . . . . . . . . . 10
     1.23 Matching Contributions . . . . . . . . . . . . . . . 10
     1.24 Matching Contributions Account . . . . . . . . . . . 10
     1.25 Merged Plans . . . . . . . . . . . . . . . . . . . . 10
     1.26 Normal Retirement. . . . . . . . . . . . . . . . . . 10
     1.27 Normal Retirement Date . . . . . . . . . . . . . . . 10
     1.28 PCI ESOP . . . . . . . . . . . . . . . . . . . . . . 11
     1.29 PCI Plan . . . . . . . . . . . . . . . . . . . . . . 11
     1.30 Parental Leave . . . . . . . . . . . . . . . . . . . 11
     1.31 Participant. . . . . . . . . . . . . . . . . . . . . 11
     1.32 Participant's Account or Accounts. . . . . . . . . . 11
     1.33 Plan . . . . . . . . . . . . . . . . . . . . . . . . 12
     1.34 Plan Fiduciaries . . . . . . . . . . . . . . . . . . 12
     1.35 Plan Year. . . . . . . . . . . . . . . . . . . . . . 12
     1.36 Post-Tax Contributions . . . . . . . . . . . . . . . 12
     1.37 Post-Tax Contributions Account . . . . . . . . . . . 12
     1.38 Pre-Tax Contributions. . . . . . . . . . . . . . . . 13
     1.39 Pre-Tax Contributions Account. . . . . . . . . . . . 13
     1.40 Profit Sharing Contribution. . . . . . . . . . . . . 13
     1.41 Profit Sharing Contribution Account. . . . . . . . . 13
     1.42 Retire or Retired. . . . . . . . . . . . . . . . . . 13
     1.43 Rollover Contributions Account . . . . . . . . . . . 13
     1.44 Severance Date . . . . . . . . . . . . . . . . . . . 13
     1.45 Trust Agreement. . . . . . . . . . . . . . . . . . . 14
     1.46 Trustee. . . . . . . . . . . . . . . . . . . . . . . 14
     1.47 Trust Fund . . . . . . . . . . . . . . . . . . . . . 14
     1.48 Valuation Date . . . . . . . . . . . . . . . . . . . 14
     1.49 Vested Interest. . . . . . . . . . . . . . . . . . . 14
     1.50 Year of Eligibility Service or Eligibility Service . 14
     1.51 Year of Vesting Service or Vesting Service . . . . . 14

ARTICLE II - ELIGIBILITY FOR PARTICIPATION . . . . . . . . . . 16
     2.1  Eligibility For Participation. . . . . . . . . . . . 16
     2.2  Excluded Employees . . . . . . . . . . . . . . . . . 17
     2.3  Participation Upon Re-employment . . . . . . . . . . 17
     2.4  Application For Participant Contributions. . . . . . 18
     2.5  Transfer Of Employment Between Employers . . . . . . 18
     2.6  Change Of Status . . . . . . . . . . . . . . . . . . 18
     2.7  Duration of Participation. . . . . . . . . . . . . . 18

ARTICLE III - SERVICE. . . . . . . . . . . . . . . . . . . . . 20
     3.1  Vesting And Eligibility Service. . . . . . . . . . . 20

ARTICLE IV - CONTRIBUTIONS . . . . . . . . . . . . . . . . . . 26
     4.1  Pre-Tax Contributions. . . . . . . . . . . . . . . . 26
     4.2  Post-Tax Contributions . . . . . . . . . . . . . . . 26
     4.3  Participant Contributions In General . . . . . . . . 27
     4.4  Rollover Contributions and Transferred
          Contributions. . . . . . . . . . . . . . . . . . . . 29
     4.5  Employer Matching Contributions and Profit Sharing
          Contributions. . . . . . . . . . . . . . . . . . . . 30
     4.6  Limitations On Pre-Tax Contributions Affecting
          Highly Compensated Employees . . . . . . . . . . . . 32
     4.7  Maximum Participant Tax Deferred Contributions . . . 33
     4.8 Limitations On Matching Contributions And Post-Tax Contributions Affecting Highly Compensated
          Employees. . . . . . . . . . . . . . . . . . . . . . 34
     4.9  Limitations On Annual Additions. . . . . . . . . . . 37

ARTICLE V - INVESTMENT OF ACCOUNTS . . . . . . . . . . . . . . 43
     5.1  Establishment Of Investment Funds. . . . . . . . . . 43
     5.2  Investment Of Contributions. . . . . . . . . . . . . 45
     5.3  Initial Investment . . . . . . . . . . . . . . . . . 45
     5.4  Change Of Election . . . . . . . . . . . . . . . . . 45
     5.5  Transfers Among Investment Funds . . . . . . . . . . 46

ARTICLE VI - VALUATION AND ACCOUNTING. . . . . . . . . . . . . 47
     6.1  Establishment Of Accounts. . . . . . . . . . . . . . 47
     6.2  Valuation And Adjustment Of Accounts . . . . . . . . 47
     6.3  Post 1987 Post-Tax Contributions . . . . . . . . . . 48

ARTICLE VII - WITHDRAWALS. . . . . . . . . . . . . . . . . . . 49
     7.1  Voluntary Withdrawals. . . . . . . . . . . . . . . . 49
     7.2  Hardship Withdrawals . . . . . . . . . . . . . . . . 50
     7.3  Form And Frequency Of Election . . . . . . . . . . . 52
     7.4  Limitation on Withdrawals. . . . . . . . . . . . . . 52
     7.5  Withdrawal Of Rollover Contributions
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53

ARTICLE VIII - VESTING AND DISTRIBUTIONS UPON RETIREMENT, DISABILITY, DEATH OR OTHER TERMINATION OF EMPLOYMENT. . . 54
     8.1  Vesting. . . . . . . . . . . . . . . . . . . . . . . 54
     8.2  Time And Manner Of Distribution. . . . . . . . . . . 55
     8.3  Forfeitures. . . . . . . . . . . . . . . . . . . . . 61
     8.4  Latest Commencement Of Payments. . . . . . . . . . . 63
     8.5  Termination of Employment. . . . . . . . . . . . . . 64

ARTICLE IX - LOANS . . . . . . . . . . . . . . . . . . . . . . 65
     9.1  Eligibility For A Loan . . . . . . . . . . . . . . . 65
     9.2  Security And Interest. . . . . . . . . . . . . . . . 66
     9.3  Other Loan Rules . . . . . . . . . . . . . . . . . . 67
     9.4  Loan Repayment . . . . . . . . . . . . . . . . . . . 67
     9.5  Repayment Upon Termination Of Employment . . . . . . 68
     9.6  Events Of Default; Remedies. . . . . . . . . . . . . 69

ARTICLE X - ADMINISTRATION OF THE PLAN . . . . . . . . . . . . 70
     10.1 Appointment Of Committee . . . . . . . . . . . . . . 70
     10.2 Organization And Operation Of The Committee. . . . . 70
     10.3 Duties And Responsibilities Of The Committee . . . . 71
     10.4 Required Information . . . . . . . . . . . . . . . . 73
     10.5 Indemnification. . . . . . . . . . . . . . . . . . . 73
     10.6 Claims And Appeal Procedure. . . . . . . . . . . . . 73

ARTICLE XI - AMENDMENT AND TERMINATION . . . . . . . . . . . . 76
     11.1 Amendment. . . . . . . . . . . . . . . . . . . . . . 76
     11.2 Termination, Sale of Assets or Sale of Subsidiary. . 76
     11.3 Merger Of Plans. . . . . . . . . . . . . . . . . . . 77

ARTICLE XII - PARTICIPATING EMPLOYERS. . . . . . . . . . . . . 78
     12.1 Adoption Of Plan . . . . . . . . . . . . . . . . . . 78

ARTICLE XIII - GENERAL PROVISIONS. . . . . . . . . . . . . . . 79
     13.1 Exclusiveness Of Benefits. . . . . . . . . . . . . . 79
     13.2 Limitation Of Rights . . . . . . . . . . . . . . . . 79
     13.3 Non-Assignability. . . . . . . . . . . . . . . . . . 80
     13.4 Construction Of Agreement. . . . . . . . . . . . . . 81
     13.5 Severability . . . . . . . . . . . . . . . . . . . . 81
     13.6 Titles And Headings. . . . . . . . . . . . . . . . . 81
     13.7 Counterparts As Original . . . . . . . . . . . . . . 81
     13.8 Construction . . . . . . . . . . . . . . . . . . . . 82
     13.9 Internal Revenue Service Approval. . . . . . . . . . 82
     13.10     Trust Fund. . . . . . . . . . . . . . . . . . . 82
     13.11     Source Of Benefits. . . . . . . . . . . . . . . 83
     13.12     Notice of Address and Missing Persons.. . . . . 83

ARTICLE XIV - TOP-HEAVY PROVISIONS . . . . . . . . . . . . . . 85
     14.1 General Rule . . . . . . . . . . . . . . . . . . . . 85
     14.2 Top-Heavy Plan . . . . . . . . . . . . . . . . . . . 85
     14.3 Definitions. . . . . . . . . . . . . . . . . . . . . 86
     14.4 Requirements Applicable If Plan Is Top-Heavy . . . . 89

                             PREAMBLE

     Effective December 1, 1989, Associates First Capital Corporation ("Associates") established the Associates First Capital Corporation Retirement Savings and Profit Sharing Plan (the "Plan") to encourage retirement savings by its employees. The Plan, as amended from time to time, is intended to be qualified as a cash or deferred plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), with a matching feature that is intended to be qualified under Section 401(m) of the Code, and as a profit sharing plan under Section 401(a) of the Code and the trust underlying the Plan is intended to be tax-exempt under Section 501(a) of the Code. Unless otherwise indicated herein or unless otherwise required by the Tax Reform Act of 1986 or subsequent legislation, the provisions of the Plan shall be effective January 1, 1989. The Plan shall be construed and interpreted with these intentions in mind.

     On January 1, 1987, the "Supplemental Savings and Profit Sharing Plan of Associates Corporation of North America" and the "Employees' Savings and Profit Sharing Plan of Associates Corporation of North America" (collectively, the "Merged Plans") were merged into the Gulf & Western Inc. Employees' Savings Plan, which plan subsequently became the Paramount Communications Inc. Employee Savings Plan (the "PCI Plan"). As of December 1, 1989, the assets and liabilities relating to the Merged Plans and the assets and liabilities relating to employees of Associates First Capital Corporation and its subsidiaries in the PCI Plan and in the Paramount Communications Inc. Employee Stock Ownership Plan ("PCI ESOP") were transferred to the Plan. The Plan represents an amendment and restatement as a successor plan to the Merged Plans, the PCI Plan and PCI ESOP. All benefits with respect to persons who terminated, retired or died prior to December 1, 1989 shall be determined under the provisions of the applicable plan, Merged Plan, PCI Plan or PCI ESOP in effect at the time they terminated, retired or died, except as expressly provided in this Plan or as provided by statute or regulation. In addition, certain other qualified plans have been merged with the Plan from time to time pursuant to transactions in which other entities have been acquired by the Associates.

     This Plan is applicable only to persons who are or were employed by a Participating Employer on or after December 1, 1989 and to former Participants of the Merged Plans, PCI Plan or PCI ESOP who had a balance remaining under one or more of such plans that was transferred to this Plan.

               ASSOCIATES FIRST CAPITAL CORPORATION
            RETIREMENT SAVINGS AND PROFIT SHARING PLAN

                     ARTICLE I - DEFINITIONS

1.1   Actual Contribution Percentage

      With respect to a specified group of Employees, each of whom is a Participant or eligible to become a Participant, the average of the ratios, calculated separately for each Employee in that group, of (a) the sum of Matching Contributions, to the extent the Employer has not elected to include Matching Contributions for purposes of the limitations under Section 4.6, and Participant Post-Tax Contributions made pursuant to
Section 4.2 for such Plan Year (including Pre-Tax Contributions which are recharacterized as Post-Tax Contributions pursuant to
Section 4.6, if any, and Participant Pre-Tax Contributions, to the extent permitted by the Code or Treasury regulations, which the Employer has elected to include for purposes of the limitation under Section 4.8) to (b) the Employee's compensation for that Plan Year. The Actual Contribution Percentage shall be adjusted in the event qualified nonelective contributions are made for a Plan Year pursuant to Section 4.8. Actual Contribution Percentages will be determined in accordance with all of the applicable requirements (including the family aggregation and, to the extent applicable, plan aggregation requirements) of Section 401(m) of the Code, and the regulations issued thereunder. The percentage is determined by multiplying the ratio calculated above by one hundred (100). For purposes of this Section 1.1 and Sections 1.2, 1.17, 1.18 and 1.19, "compensation" may, if the Company elects, have the meaning as "Earnings" as defined in Section 4.9(h) or such other definition as the Company selects under Section 414(s) of the Code. Effective January 1, 1989, the maximum annual compensation under this Section 1.1 and Section 1.2 which may be taken into account is $200,000 (or such other amount as specified by applicable law), as adjusted for increases in the cost of living as prescribed by the Secretary of the Treasury under Section 415(d) of the Code.

1.2   Actual Deferral Percentage

      With respect to a specified group of Employees, each of whom is a Participant or eligible to become a Participant, the average of the ratios, calculated separately for each Employee in that group, of (a) the amount of Pre-Tax Contributions made pursuant to Section 4.1 for a Plan Year, plus the Employer Matching Contributions, if any, which the Employer has elected to include pursuant to Section 401(k)(3)(D) of the Code, to (b) the Employee's compensation for that Plan Year. The Actual Deferral Percentage shall be adjusted in the event qualified nonelective contributions are made for a Plan Year pursuant to Section 4.8. Actual Deferral Percentages will be determined in accordance with all of the applicable requirements (including, the family aggregation and to the extent applicable, plan aggregation requirements) of Section 401(k) of the Code and the regulations issued thereunder. The percentage is determined by multiplying the ratio calculated above by one hundred (100).

1.3   Affiliated Company

      A company which together with the Company is part of a controlled group of corporations (determined under Section 1563(a) of the Code without regard to Section 1563(a)(4) and
(e)(3)(C)). The term "Affiliated Company" shall also include any trade or business under common control (as defined in Section 414(c) of the Code) with the Company, a company which is part of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company, and any other entity required to be aggregated with the Company under regulations issued pursuant to Code Section 414(o).

1.4   Beneficiary

      (a) The person or persons designated by the Participant, on a form prescribed by and filed with the Committee, to receive benefits under the Plan in the event of death before the Participant has terminated employment and received a distribution of his or her benefits. If no designation is so filed with the Committee or if no designated person survives the Participant, "Beneficiary" shall mean the Participant's estate.
      (b) Notwithstanding the foregoing, in the case of a legally married Participant, the spouse to whom the Participant is married on the date of death shall be deemed the designated "Beneficiary" unless the Participant elects to waive such designation. Such waiver must be in writing, acknowledging its effect on the spouse, and such spouse must formally consent in writing to the waiver with the spouse's signature witnessed by a notary public or a Plan official. Such consent shall be irrevocable with regard to that waiver. A married Participant may designate a non-spouse Beneficiary without spousal consent only if it is established to the satisfaction of the Committee that the consent of the spouse could not have been obtained because there is no spouse, because the spouse cannot be located, or because of other circumstances prescribed by regulations under Code Section 417(a).

1.5   Board of Directors

      The Board of Directors of the Company.

1.6   Code
      The Internal Revenue Code of 1986, as amended from time to time, together with the regulations thereunder.

1.7   Committee

      The persons appointed to administer the Plan, in accordance with Article X.

1.8   Company

      Associates First Capital Corporation and any legal successor thereof.

1.9   Covered Compensation

      The sum of a Participant's (a) base pay and
(b) commissions, in each case for services rendered to an Employer while an Employee, determined prior to any Pre-Tax Contributions for the Plan Year which are not includable in gross income under either Section 402(a)(8) or Section 125 of the Code.
      For purposes of determining a Participant's "Covered Compensation," there shall be excluded from "Covered Compensation" the cost of fringe benefits, long-term disability benefits, workers compensation and other such benefits and any amounts paid or payable to a Participant as shift differential, overtime, a bonus, severance pay, or as a contribution to any pension, profit sharing or savings plan except where such contribution is made pursuant to an election under Section 4.1. Effective January 1, 1989, the maximum annual Covered Compensation which may be taken into account for all purposes under the Plan is $200,000 (or such other amount as specified by applicable law), as adjusted for increases in the cost of living as prescribed by the Secretary of the Treasury under Section 415(d) of the Code.

1.10  Disability or Disabled

      Any physical or mental condition which results in the Participant being totally disabled, as determined by the Committee, in its sole discretion. "Disabled" shall have the same meaning as defined for purposes of this Plan by the Committee, which may adopt the criteria used for purposes of the Company's long-term disability plan or the criteria used by the Social Security Administration. In making its determination, the Committee may, in its sole discretion, rely on the determination of the insurance carrier under the Company's long-term disability plan or by the Social Security Administration for purposes of disability benefits.
 1.11 Early Retirement

      Termination of employment on or after Early Retirement Date but before the Normal Retirement Date.

1.12  Early Retirement Date

      Effective January 1, 1991, the date a Participant reaches age 55 years and has five Years of Vesting Service under the Plan; prior to this effective date, the early retirement date was age 55 with ten Years of Vesting Service under the Plan.

1.13  Effective Date

      December 1, 1989.

1.14  Employee

      Any individual employed by an Employer (other than Leased Employees covered by a plan described in Section 414(n)(5) of the Code, provided that such Leased Employees would not constitute more than 20% of the Company's non-highly compensated workforce as defined in Code Section 414(n)(6)) and such other individuals or classes of individuals specifically designated by the Committee who are employed by an Affiliated Company which has not adopted the Plan as provided in Section 12.1. A "Full-Time Employee" means any Employee who, on the basis of his or her regular stated work schedule, is classified as a regular full-time Employee by an Employer. A "Part-Time Employee" means any Employee who, on the basis of his or her regular stated work schedule, is classified as a part-time Employee by an Employer.

1.15  Employer

      The Company or any successor by merger, purchase or otherwise and any other Affiliated Company adopting the Plan as provided in Section 12.1.

1.16  ERISA

      The Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

1.17  Excess Aggregate Contribution

      With respect to each Highly Compensated Employee, the amount equal to the total Matching Contributions, if the Company so elects to include Matching Contributions for purposes of the limitation under Section 4.8 rather than including such amounts for purposes of the limitation under Section 4.6, made on his or her behalf and his or her Post-Tax Contributions (including the amount of any Pre-Tax Contributions recharacterized pursuant to
Section 4.6 or included for purposes of Section 4.8 by the Employer as and to the extent permitted by regulations), determined prior to the application of the leveling procedure described below, minus the product of the Participant's Actual Contribution Percentage, as reduced after the application of the leveling procedure described below, multiplied by the Participant's compensation (as such term is defined in Section 1.1). In accordance with the regulations issued under
Section 401(m) of the Code, Excess Aggregate Contributions shall be determined by a leveling procedure under which the Actual Contribution Percentage of each Highly Compensated Employee with the highest such percentage shall be reduced successively to the extent required to enable the limitation of Section 4.8 to be satisfied, or, if it results in a lower reduction, to the extent required to cause such Participant's Actual Contribution Percentage to equal that of the Highly Compensated Employee with the next highest Actual Contribution Percentage which satisfies the limitations in Section 4.8. This leveling procedure is repeated until the limitation of Section 4.8 is satisfied. In no case shall the amount of Excess Aggregate Contributions with respect to any Highly Compensated Employee exceed the Post-Tax Contributions (and Pre-Tax Contributions, to the extent so included) and Matching Contributions, if so included for purposes of the limitation, made on behalf of such Participant in any Plan Year.

1.18  Excess Contribution

      With respect to each Highly Compensated Employee, the amount equal to total Pre-Tax Contributions made on behalf of the Participant (determined prior to the application of the leveling procedure described below) minus the product of the Participant's Actual Deferral Percentage (as reduced by the leveling procedure described below) multiplied by the Participant's compensation (as such term is defined in Section 1.1). In accordance with the regulations issued under Section 401(k) of the Code, Excess Contributions shall be determined by a leveling procedure under which the Actual Deferral Percentage of each Highly Compensated Employee with the highest such percentage shall be reduced successively to the extent required to enable the limitation of
Section 4.6 to be satisfied, or, if it results in a lower reduction, to the extent required to cause such Highly Compensated Employee's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage which satisfies the limitation in Section 4.6. This leveling procedure shall be repeated until the limitation of Section 4.6 is satisfied.

1.19  Highly Compensated Employee

      With respect to any Plan Year, an individual described in
Section 414(q) of the Code and the latest of any regulation (whether or not final), notice or other guidance issued by the Internal Revenue Service thereunder. The determination of whether an individual is a Highly Compensated Employee may be made by the Committee on the basis of any elective provision permitted under any such regulation, notice or other guidance.

1.20  Hours of Service

      See Section 3.1(c).

1.21  Investment Funds

      Individual funds for the investment of amounts held under the Participant's Pre-Tax Contributions Account, Post-Tax
Contributions Account, Matching Contributions Account, Profit
Sharing Contributions Account, Rollover Contributions Account and any other account designated by the Committee.

1.22  Leased Employee

      Any person as so defined in Section 414(n)(2) of the Code.

1.23  Matching Contributions

      The discretionary contributions in cash to the Plan by an Employer for the Plan Year and allocated to a Participant's
Matching Contribution Account by reason of the Participant's
Post-Tax Contributions and Pre-Tax Contributions.

1.24  Matching Contributions Account

      The account established for each Participant to record
Matching Contributions made in accordance with Section 4.5(a).
In addition, this account will also hold any qualified nonelective contributions or additional Matching Contributions made by an Employer pursuant to Sections 4.6 or 4.8.

1.25  Merged Plans

      The Employees' Savings and Profit Sharing Plan of
Associates Corporation of North America and the Supplemental
Savings and Profit Sharing Plan of Associates Corporation of
North America.

 1.26 Normal Retirement

      Termination of employment on or after Normal Retirement
Date.

1.27  Normal Retirement Date

      Effective January 1, 1991, the date a Participant attains age 65 and has five Years of Vesting Service under the Plan;
prior to this effective date, normal retirement date was the date on which a Participant attained age 65.

1.28  PCI ESOP

      The Employee Stock Ownership Plan of Paramount
Communications Inc.

1.29  PCI Plan

      The Paramount Communications Inc. Savings Plan established by Paramount Communications Inc.

1.30  Parental Leave

      A period commencing on or after January 1, 1987 during which the Employee is absent from work immediately following his or her active employment because of the Employee's pregnancy, the birth of the Employee's child or the placement of a child with the Employee in connection with the adoption of that child by the Employee, or for purposes of caring for that child for a period beginning immediately following that birth or placement.

1.31  Participant

      An Employee who has met the eligibility requirements of
Article II and is participating in the Plan in accordance with the terms hereof. A "former Participant" is a person who is no longer employed by any Employer or Affiliated Company, but who has a balance remaining in his or her Participant's Accounts.

1.32  Participant's Account or Accounts

      Except where otherwise provided in the Plan, the aggregate amount held on behalf of the Participant or former Participant in his or her Pre-Tax Contributions Account, Post-Tax Contributions Account, Matching Contributions Account, Profit Sharing Contributions Account, Rollover Contributions Account and any other account designated by the Committee.

1.33  Plan

      The "Associates First Capital Corporation Retirement Savings and Profit-Sharing Plan" established as described herein and as from time to time supplemented or amended, which is intended to qualify under Code Sections 401(a), 401(k), and 401(m).

1.34  Plan Fiduciaries

      The boards of directors of the Employers, the Committee, the Trustee, and all other persons who exercise discretionary authority or have responsibility of a fiduciary nature as described in Title I of ERISA.

1.35  Plan Year

      A period of 12 months commencing on each January lst and ending on December 31st thereafter, except for Plan Year 1989 which was a short Plan Year commencing on December 1, 1989 and ending on December 31, 1989.

1.36  Post-Tax Contributions

      The contributions made by the Participant in accordance with Section 4.2.

1.37  Post-Tax Contributions Account

      An account established for each Participant to hold contributions made by the Participant in accordance with Section
4.2.

1.38  Pre-Tax Contributions

      The contributions made by an Employer on behalf of the Participant pursuant to a salary reduction agreement in accordance with Section 4.1.

1.39  Pre-Tax Contributions Account

      An account established for each Participant to hold contributions made by an Employer based on the Participant's election in accordance with Section 4.1.

1.40  Profit Sharing Contribution

      The discretionary contribution to the Plan by the Company or an Employer made pursuant to Section 4.5(b) of the Plan.

1.41  Profit Sharing Contribution Account

      The account established for each Participant to record
Employer Profit Sharing Contributions, if any, pursuant to
Section 4.5(b).

1.42  Retire or Retired

     Leaving or left employment with an Employer on or after meeting the requirements for Early or Normal Retirement.

1.43  Rollover Contributions Account

      An account established for each Participant to hold amounts rolled over by the Participant from another qualified Plan or an individual retirement account containing a "rollover" from another qualified plan in accordance with Section 4.4.

1.44  Severance Date

      See Section 3.1(b)(2).

1.45  Trust Agreement

      The instrument executed by the Company and the Trustee fixing the rights and liabilities of each with respect to holding and administering the Trust Fund for the purposes of the Plan.

1.46  Trustee

      The trustee, trustees, or any successor trustee appointed by the proper officers of the Company and acting at any time under the terms of the Trust Agreement.

1.47  Trust Fund

      All assets held at any time by the Trustee under the terms of the Trust Agreement.

1.48  Valuation Date

      The close of each business day when the securities and financial markets are open.

1.49  Vested Interest

      The nonforfeitable portion of the Participant's Account to which the Participant would be entitled, in accordance with
Section 8.1, had the Participant terminated employment on the date of reference.

1.50  Year of Eligibility Service or Eligibility Service

      A period of service determined pursuant to Section 3.1(c) that is counted for determining an Employee's eligibility to participate in the Plan.

1.51  Year of Vesting Service or Vesting Service

      A period of service determined pursuant to Section 3.1(b) that is counted for determining a Participant's vested percentage in his or her Participant's Account.

            ARTICLE II - ELIGIBILITY FOR PARTICIPATION

2.1   Eligibility For Participation

      Except as provided in Section 2.2:
      (a) Each Employee on December 1, 1989 who was a participant in a Merged Plan, the PCI Plan or PCI ESOP shall continue as or become a Participant on December 1, 1989.
      (b) Each other Full-Time Employee, on or after December 1, 1989, shall become a Participant, with respect to Profit Sharing Contributions, on his or her date of employment, and shall become a Participant, with respect to Pre-Tax, Post-Tax, and Matching Contributions, as of the first day of the payroll period following the earlier of (1) the date on which the Full-Time Employee attains age 25, or (2) the completion of one year (i.e., 12 months) of Eligibility Service, as such term is defined in
Section 3.1(a).
      (c) Each Part-Time Employee, on or after December 1, 1989, shall become a Participant, with respect to Profit Sharing Contributions, as of the first day of the year in which he or she completes more than 1,000 "Hours of Service," as such term is defined in Section 3.1(c), and shall become a Participant, with respect to Pre-Tax, Post-Tax, and Matching Contributions, on the first day of the payroll period following the completion of a Year of Eligibility Service under Section 3.1(c).

2.2   Excluded Employees

      The following Employees shall be excluded from participation in the Plan:
      (a) An Employee who is (or becomes) a member of a collective bargaining unit that is a party to a collective bargaining agreement with an Employer, unless there is an agreement in effect making the Plan available to Employees in such unit;
      (b) Any individual who is a Leased Employee of an Employer and who is employed by a leasing organization (as defined in Code Section 414(n)(2)) which is not an Affiliated Company; and
      (c) Any individual who, on the basis of the Company's human resources policy, is classified by an Employer as a temporary Employee.
Notwithstanding the foregoing, the Committee may, by written resolution, exclude from eligibility for participation in this Plan any class of Employees. Any such designation shall be made in a nondiscriminatory manner.

2.3   Participation Upon Re-employment


      An Employee who is re-employed by an Employer or who ceases to be excluded from Participation under Section 2.2, and who had previously satisfied the requirements for participation in
Section 2.1, shall again become a Participant in this Plan on his or her date of re-employment; provided he or she continues to be an Employee on such date.

2.4   Application For Participant Contributions

      Each Employee shall, as a condition for contributing to the savings portion of the plan, complete and file with the Committee a form prescribed by the Committee and furnish such information and documents as the Committee may require. By filing such form the Employee agrees to be bound by all of the terms and conditions of the Plan as then in effect or as thereafter amended.

2.5   Transfer Of Employment Between Employers

      If a Participant enters directly into the employ of another Employer he or she shall continue his or her participation hereunder. Such Participant shall receive credit for his or her aggregate service (determined pursuant to Article III of the Plan) with all Employers, but employment with two or more Employers during the same period of time shall not result in the duplication of service or contributions during the same period of time.

2.6   Change Of Status

      A Participant who while still employed by an Employer or an Affiliated Company ceases to be an Employee, as defined in
Section 1.14, or who is on leave of absence shall no longer be entitled to make Pre-Tax or Post-Tax Contributions to the Plan.

2.7   Duration of Participation

      (a) An individual shall cease being a Participant in the Plan upon:
          (1)  not being employed by any Employer;
          (2)  becoming an excluded Employee under Section 2.2;
          (3)  death;
          (4)  Disability; or
          (5)  Early or Normal Retirement.
      (b) Except as otherwise specifically provided in
          Section 4.5(b), no further Pre-tax, Post-tax, Matching, Profit Sharing or Rollover Contributions shall be made after participation has ceased.
      (c) A former Participant may continue to have an account balance in the Plan, subject to all of the relevant provisions hereof.

                      ARTICLE III - SERVICE

3.1   Vesting And Eligibility Service

      (a) Companies For Whom Credited. Vesting Service and Eligibility Service with respect to any Full-Time Employee shall mean periods of employment with the Company, an Affiliated Company (on and after the date of affiliation unless determined otherwise by the Committee, and any predecessor corporation of an Employer, or a corporation merged, consolidated or liquidated into an Employer or a predecessor of an Employer, or a corporation, substantially all of the assets of which have been acquired by an Employer, if an Employer maintains a plan of such a predecessor corporation, or as a Leased Employee under the provisions of 414(n) of the Code, provided, however, that such period of Vesting Service and Eligibility Service shall not be credited until such time as the Leased Employee actually becomes an Employee. If an Employer does not maintain a plan maintained by such a predecessor, periods of employment with such a predecessor, merged, liquidated or acquired company shall be credited as Vesting Service and Eligibility Service only to the extent required under regulations prescribed by the Secretary of the Treasury pursuant to Section 4l4(a)(2) of the Code or as granted by the Committee on a non-discriminatory basis. In all events, periods recognized under a Merged Plan, the PCI Plan or PCI ESOP on behalf of a Participant shall be recognized as Vesting Service and as Eligibility Service, as the case may be, under this Plan on behalf of such an Employee who becomes a Participant, and in no event will an Employee be credited with less Vesting Service under the Plan than the service with which the Employee was credited on November 30, 1989 for vesting purposes under the terms of a Merged Plan, the PCI Plan or the PCI ESOP.
      (b) Year Of Vesting Service. An Employee's Vesting Service shall be measured in years and days (with each 365 days of Vesting Service being equivalent to one Year of Vesting Service) from the date on which employment commences with the Company or an Affiliated Company to the Employee's Severance Date as defined hereinafter. Vesting Service shall include, by way of illustration but not by way of limitation, the following periods:
          (1) Any leave of absence from employment (other than that period after the second anniversary of a Parental Leave) which is authorized by the Company or by an Affiliated Company or predecessor in accordance with uniform rules applied on a nondiscriminatory basis; and
          (2) Any period of military service in the Armed Forces of the United States required to be credited by law; provided, however, that the Employee returns to the employment of the Company, Affiliated Company or predecessor within the period his or her re-employment rights are protected by law.
      Fractional years shall be disregarded; provided, however, that all periods of Vesting Service prior to and subsequent to any period of severance shall be aggregated. Notwithstanding the foregoing, if an Employee's employment with an Employer is severed after the Effective Date of the PCI Plan or the PCI ESOP but he or she is re-employed within the l2 consecutive month period commencing on his or her Severance Date as defined hereinafter, the period of severance shall constitute Vesting Service.
      An Employee's "Severance Date" means the earlier of the date on which he or she resigns, retires, is discharged or dies or the first anniversary of the date on which he or she is first absent from service, with or without pay, for any other reason, such as vacation, sickness, disability, layoff or leave of absence. An Employee's Severance Date shall not be considered to have occurred if the Employee enters directly into the employ of another Employer or an Affiliated Company, but shall be considered to have occurred as of the date a trade or business or a subsidiary of the Company or of an Affiliated Company for whom he is employed is sold in accordance with Section 11.2. If an Employee is absent beyond such first anniversary date by reason of Parental Leave, his or her Severance Date shall be the second anniversary of the first date of such absence and the twelve-month period beginning on the first anniversary of the first date of such absence and ending on the second anniversary of such absence shall be a year of absence and shall not be credited to the Employee as a Year of Vesting Service or as a Break in Vesting Service under the Plan. A Break in Vesting Service shall occur if an Employee's employment is severed and the Employee is not re-employed within the l2 consecutive month period commencing on his or her Severance Date.
      (c) Year Of Eligibility Service. A Part-Time Employee who is hired prior to reaching age 25 shall complete a Year of Eligibility Service in a year at the earlier of (1) attainment of age 25 and completion of 1,000 Hours of Service in a year (with the first year based on the individual's anniversary date and later years based on the Plan Year), and (2) completion of a full year of service (12 months of service) with the Company in which the individual completes 1,000 Hours of Service in a year (with the first year based on the individual's anniversary date and later years based on the Plan Year). A Part-Time Employee who is hired after reaching age 25 shall complete a Year of Eligibility Service after completion of 1,000 Hours of Service in a year (with the first year based on the individual's anniversary date and later years based on the Plan Year). An "Hour of Service" means, with respect to any applicable computation period:
          (1) each hour for which a Part-Time Employee is directly or indirectly paid or entitled to payment for the performance of duties for the Company, an Affiliated Company or a predecessor;
          (2) each hour for which a Part-Time Employee is paid or entitled to payment by the Company, an Affiliated Company or a predecessor, on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence, but not more than 501 hours for any single continuous period; provided, however, that no hours shall be credited on account of any period during which the Part-Time Employee performs no duties and receives payment solely for the purpose of complying with unemployment compensation, workers' compensation or disability insurance laws;
          (3) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company, an Affiliated Company or a predecessor, excluding any hour credited under (1) or (2), which shall be credited to the computation period or periods to which the award, agreement or payment pertains, rather than to the computation period in which the award, agreement or payment is made;
          (4) each hour during which the Employee is serving in the Armed Forces of the United States, provided that he or she returns to the employment of an Employer within the period during which his or her re-employment rights are protected by law; and
          (5) each hour during which a Part-Time Employee is on a leave of absence approved by an Employer, under rules adopted by the Committee and uniformly applicable to all Employees similarly situated, provided, that no hours shall be counted under this Paragraph which are counted as Eligibility Service under paragraphs (1) and (2) of this Section.
      (d) Manner Of Crediting Certain Hours Of Service. The number of hours credited to a Part-Time Employee for reasons described in Paragraphs (c)(4) or (5) shall be based on the number of hours during which an Employee is performing duties immediately prior to his or her leave of absence or service in the Armed Forces. Hours of Service described in Paragraphs
(c)(1), (c)(4) or (c)(5) shall be credited to the eligibility computation period in which the duties are performed or in which the leave of absence or period of service in the Armed Forces occurs. The periods to which Hours of Service described in Paragraphs (c)(2) or (c)(3) are credited shall be determined in accordance with Department of Labor regulation Sec. 2530.200b-2.
      (e) Additional Service Credit. The Committee, in its sole discretion, may provide additional credit for Vesting Service or Eligibility Service for periods not required to be credited under this Article 3, provided that the Committee shall act in a nondiscriminatory manner.

ARTICLE IV - CONTRIBUTIONS

4.1  Pre-Tax Contributions

     Subject to the provisions hereof, a Participant may elect, on a form prescribed by and filed with the Committee, to reduce his or her Covered Compensation by not less than one percent and not more than twelve percent, in multiples of one percent, as a Pre-Tax Contribution subject to Section 4.7. This election shall be effective as of the first day of the first payroll period next following the date of his or her election or as soon thereafter as administratively feasible. Each payroll period, each Employer shall contribute to the Plan on behalf of the Participant an amount equal to the amount of such reduction in Covered Compensation and such contribution shall be credited to the Participant's Pre-Tax Contributions Account. Notwithstanding the foregoing, in no event shall the contributions made under this Section, when added to the Participant's Post-Tax Contributions made under Section 4.2, exceed twelve (12) percent.

4.2  Post-Tax Contributions

     Subject to the provisions hereof, a Participant may elect, on a form prescribed by and filed with the Committee, to contribute not less than one percent and not more than twelve percent, in multiples of one percent, of his or her Covered Compensation as a Post-Tax Contribution. This election shall be effective on the first day of the first payroll period next following the date of his or her election, or as soon thereafter as administratively feasible. Such contributions shall be made solely by payroll deduction each pay period from Covered Compensation. Each payroll period, each Employer shall pay over to the Plan on behalf of the Participant the amount of the Post-Tax Contribution which the Participant elected to be made and such contribution shall be credited to the Participant's Post-Tax Contributions Account. Notwithstanding the foregoing, in no event shall the contributions made under this Section 4.2, when added to the Participant's Pre-Tax Contributions made under
Section 4.1, exceed twelve percent of the Participant's Covered
Compensation.

4.3  Participant Contributions In General


     (a) As discussed in Section 2.1(c) above, a Participant may, in the manner established by the Committee, elect to change or suspend his or her elected Pre-Tax Contributions and/or elected Post-Tax Contributions. Any suspension must be for a period of not less than three months. Each such change or suspension shall commence on the next pay period following such change or suspension or as soon thereafter as administratively feasible and shall remain in effect until changed in a like manner. The Committee may establish a limitation on the number of permissible changes but shall not reduce the number of changes allowed to less than four times per year. For purposes of the foregoing, the termination of a Participant's Pre-Tax Contributions and Post-Tax Contributions due to a leave of absence, long-term disability or workers compensation disability shall not constitute a suspension.
     (b) Any attempt by the Participant to change or suspend his or her Pre-Tax Contributions or elected Post-Tax Contributions which does not comply with the provisions of Subsection (a) shall be invalid and the last election with respect to Pre-Tax Contributions and Post-Tax Contributions shall be deemed to have remained fully in effect.
     (c) The Pre-Tax Contributions and Post-Tax Contributions of a Participant shall automatically cease on the first day of the payroll period next following the date he or she: (1) begins an approved leave of absence; (2) has a change of status under
Section 2.6; (3) becomes an excluded Employee under Section 2.2; or (4) ceases to be a Participant pursuant to Section 2.7 for any other reason. Such cessation shall end on the first day of the payroll period subsequent to the date he or she returned from an approved leave of absence or otherwise becomes eligible to participate under the Plan.
     (d) Unless a Participant specifically elects otherwise in writing, if the elected Pre-Tax Contributions of a Participant are curtailed pursuant to Sections 4.6 or 4.7, such contributions shall be made to the Plan as Post-Tax Contributions. Such Post-Tax Contributions shall be made to the Plan in addition to Post-Tax Contributions elected pursuant to Section 4.2.
     (e) As discussed in Section 2.1 above, a Participant may not commence Pre-Tax or Post-Tax Contributions until the first day of the payroll period following the earlier of (1) the date on which the Employee attains age 25, or (2) the completion of one year (i.e., 12 months) of Eligibility Service, as such term is defined in Section 3.1(a).
     (f) The Committee may curtail or reduce the contribution percentage, whether Pre-tax, Post-tax or both, of any Participant who is or will be a Highly Compensated Employee for a Plan Year to a level determined by the Committee to be equivalent to the maximum amount that would be allowable for all Highly Compensated Employees under Section 4.8 on a projected basis for such Plan Year.

4.4  Rollover Contributions and Transferred Contributions

     (a) The Committee is authorized to adopt procedures with respect to accepting a Participant's rollover contributions (as defined in Code Sections 402, 403 and 408) which a qualified plan is permitted to receive. In addition, this Plan shall accept direct rollovers of eligible rollover distributions from other eligible retirement plans, both terms as defined in Section 402(c) of the Code; provided, however, that the Plan shall only accept such direct rollovers if the Committee's administrative rules are satisfied. Such rollover contributions shall be credited to the Participant's Rollover Contributions Account.
     (b) In addition, the Committee may authorize the Trustee to accept a direct transfer from the trustee of any predecessor plan or any other qualified plan maintained by the Company or an Affiliated Company and any such transferred amount shall be credited to an account established by the Committee for such Participant. Amounts so transferred shall retain the tax character which such amounts had in the transferring Plan. However, the Committee may, in its discretion, refuse to accept any such transfers if such transfer would have the effect of preserving or requiring any annuity or special distribution options which are not available to all Participants under the Plan.

4.5  Employer Matching Contributions and Profit Sharing
     Contributions

     (a) At the sole and absolute discretion of the Committee, and except as provided in Section 4.8(b), an Employer shall contribute, at such intervals as may be established by the Committee but not less frequently than monthly, on behalf of each Participant an amount equal to 50 percent of the aggregate of the Pre-Tax Contributions and Post-Tax Contributions made on behalf of the Participant for such month, but, except as provided under
Section 4.8 for purposes of satisfying the requirements of that Section for a particular Plan Year, only to the extent that the sum of (1) the Pre-Tax Contributions and (2) the Post-Tax Contributions, does not exceed six percent of the Participant's Covered Compensation for such month. Such discretionary contributions will be in the form of cash. Such contributions will be allocated to the respective Participant's Matching Contributions Account.
     (b) In addition, an Employer shall make such Profit Sharing Contribution to this Plan for each Plan Year as the Board of Directors shall determine. The Profit Sharing Contribution shall be expressed as a percentage of Covered Compensation during the Plan Year of those Participants eligible to receive an allocation and shall be allocated to those Participants who (1) on the last working day of the Plan Year were actively engaged in rendering services to an Employer or, were on an approved leave of absence, or (2) during the Plan Year became Disabled, died or Retired and in each case were participating during the Plan Year and had Covered Compensation during such Plan Year, on the basis of their respective Covered Compensation during such Plan Year. Such Profit Sharing Contribution shall be deemed made on account of a Plan Year if either the Board of Directors determines the amount of such contribution by appropriate action and announces the amount in writing to its Employees before the close of the Plan Year or the Employer designates such amount in writing to the Trustee as payment on account of such Plan Year. All Profit Sharing Contributions of the Employer shall be paid to the Trustee and payment shall be made not later than the time prescribed by law for filing the federal income tax return of the Employer, including any extensions which have been granted for filing of such tax return. In no event, however, shall the contribution for any Plan Year exceed the amount deductible for such Plan Year for income tax purposes as a contribution to the Trust under the applicable provisions of the Code.

4.6  Limitations On Pre-Tax Contributions Affecting Highly
     Compensated Employees

     (a) With respect to each Plan Year, the Actual Deferral Percentage for Highly Compensated Employees shall not exceed the Actual Deferral Percentage for all other Employees who are Participants or eligible to become Participants multiplied by 1.25, except that if the Actual Deferral Percentage for Highly Compensated Employees exceeds the Actual Deferral Percentage for all other Employees who are Participants or eligible to become Participants by no more than two percentage points, the 1.25 multiplier in the preceding sentence shall be replaced by 2.0.
     (b) The Committee may implement rules limiting the Pre-Tax Contributions which may be made on behalf of Highly Compensated Employees during the Plan Year so that this limitation is satisfied.
     (c) In the event the limitation under this Section 4.6 is exceeded in any Plan Year, the Committee, to the extent permitted by regulations issued under Section 401(k)(3), may, under uniform rules, recharacterize all or part of any Excess Contributions as Post-Tax Contributions so that the limitation in that year is not exceeded.
     (d) To the extent such Excess Contributions exceeding the limitation under this Section 4.6 are not recharacterized as Post-Tax Contributions, or the limitation under this Section 4.6 continues to be exceeded following such recharacterization, the Committee may, in its discretion, cause to be made additional contributions to the Participant's Accounts of Participants who are not Highly Compensated Employees, which additional contributions shall be qualified nonelective contributions as described in Section 401(m)(4)(C) of the Code and the regulations issued thereunder, up to an amount necessary to assure that the limitation under this Section 4.6 is not exceeded in the Plan Year. To the extent the limitation under this Section 4.6 continues to be exceeded following the contribution of such qualified nonelective contributions, if any, such excess Pre-Tax Contributions made on behalf of Highly Compensated Employees with respect to a Plan Year and income allocable thereto shall be distributed to such Highly Compensated Employees as soon as practicable after the close of such Plan Year, but no later than twelve months after the close of such Plan Year. The amount of any distribution made pursuant to this Section will be reduced by the amount of any amounts distributed pursuant to Section 4.7. The amount of income allocable to Excess Contributions shall be determined in accordance with the regulations issued under
Section 401(k) of the Code. The Committee is authorized to implement rules under which it may utilize any combination of the foregoing methods to assure that the limitation of this Section
4.6 is satisfied.

4.7  Maximum Participant Tax Deferred Contributions

     Notwithstanding any other provision of the Plan, in no event may the amount of Pre-Tax Contributions to this Plan on behalf of any Participant, in addition to all such deferrals on behalf of such Participant under all other cash or deferred arrangements (as defined in Code Section 401(k)) in which a Participant participates, exceed $7,000 (indexed as provided in Section 402(g)(5) of the Code) in any taxable year of a Participant. If a Participant participates in another cash or deferred arrangement in any taxable year and his or her total salary deferral contributions under this Plan and such other plan exceed $7,000 (as indexed) in a taxable year, he or she may receive a distribution of the amount of the excess deferral (a deferral in excess of $7,000, as indexed) that is attributable to a Pre-Tax Contribution in this Plan together with earnings thereon, notwithstanding any limitations on distributions contained in this Plan. Such distribution shall be made by the April 15 following the Plan Year of the Pre-Tax Contribution provided that the Participant notifies the Committee of the amount of the excess deferral that is attributable to a Pre-Tax Contribution to this Plan and requests such a distribution. The Participant's notice must be received by the Committee no later than the March 1 following the Plan Year of the excess deferral. In the absence of such notice, the amount of such excess deferral attributable to Pre-Tax Contributions to this Plan shall be subject to all limitations on withdrawals and distributions in this Plan.
4.8 Limitations On Matching Contributions And Post-Tax Contributions Affecting Highly Compensated Employees

     (a) With respect to each Plan Year, the Actual Contribution Percentage for Highly Compensated Employees shall not exceed the Actual Contribution Percentage for all other Employees who are Participants or eligible to become Participants multiplied by 1.25, except that if the Actual Contribution Percentage for Highly Compensated Employees exceeds the Actual Contribution Percentage for all other Employees who are Participants or eligible to become Participants by no more than two percentage points (or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee), the
1.25 multiplier in the preceding sentence shall be replaced by 2.0.
     (b) The Committee shall implement rules limiting the Matching Contributions and Participant Post-Tax Contributions that may be made on behalf of Highly Compensated Employees during the Plan Year so that this limitation is satisfied.
     (c) To the extent such contributions exceed the limitation under Section 4.8(a), an Employer may, in the discretion of the Committee, make additional contributions to the Participant's Accounts of Participants who are not Highly Compensated Employees, which additional contributions shall either be qualified nonelective contributions as described in Section 401(m)(4)(C) of the Code and the regulations issued thereunder or additional Matching Contributions under Section 4.5(a) of the Plan, which have not been included for meeting the limitation under Section 4.6, up to an amount necessary to assure that the limitation under Section 4.8(a) is not exceeded in the Plan Year. In addition, in accordance with regulations issued under Section 401(m) of the Code, the Committee may elect to treat amounts attributable to Pre-Tax Contributions as such additional Matching Contributions solely for the purposes of satisfying the limitation of this Section.
     (d) To the extent the limitation under Section 4.8(a) continues to be exceeded following the contribution of such qualified nonelective contributions or additional Matching Contributions, if any, the amount of Excess Aggregate Contributions attributable to Post-Tax Contributions, including recharacterized Pre-Tax Contributions, if any, with respect to such Plan Year which were not matched pursuant to Section 4.5(a), and any income attributable thereto, shall be distributed to Highly Compensated Employees to the extent necessary to satisfy the limitation under Section 4.8(a) for the Plan Year. To the extent the limitation under Section 4.8(a) still continues to be exceeded following the distributions described above, the amount of Excess Aggregate Contributions attributable to Participant Post-Tax Contributions which were matched pursuant to
Section 4.5(a), and any income attributable thereto, and the amount of Excess Aggregate Contributions attributable to Matching Contributions under the profit sharing portion of the Plan, and any income attributable thereto, shall be distributed to Highly Compensated Employees to the extent vested pursuant to
Section 8.1 of the Plan or if not vested, forfeited. Any such forfeitures will be subject to Section 8.3 of the Plan. The amount of the Excess Aggregate Contributions attributable to matched Participant Post-Tax Contributions and Matching Contributions under the profit sharing portion of the Plan to be distributed or forfeited shall be determined on a pro-rata basis in proportion to the matched Post-Tax Contributions and Matching Contributions under the profit sharing portion of the Plan on behalf of such Highly Compensated Employee for the Plan Year.
     (e) Excess Aggregate Contributions and any income allocable thereto shall be forfeited or distributed, as described above, as soon as practicable after the close of the Plan Year in which they occur, but no later than twelve months after the close of the Plan Year. The amount of income allocable to any distribution made pursuant to this Section 4.8 shall be determined in accordance with the regulations issued under
Section 401(m) of the Code. The Committee is authorized to implement rules under which it may utilize any combination of the foregoing methods to assure that the limitation of Section 4.8(a) is satisfied.

4.9  Limitations On Annual Additions

     (a) Basic Limitation. The maximum aggregate annual addition allocated to a Participant's Account in any Plan Year shall not exceed the lesser of:
          (1) 25 percent of the Participant's Earnings in such Plan Year, or
          (2) $30,000 (or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Plan Year, which shall be the "Limitation Year").
     (b) Limitation For Participants In A Combination of Plans. In the case of a Participant who participates in this Plan and a qualified defined benefit plan maintained by an Employer, the sum of the defined contribution plan fraction (as defined in Section 415(e)(3) of the Code) and the defined benefit plan fraction (as defined in Section 415(e)(2) of the Code) in any year shall not exceed 1.0. In the event the sum of such fractions exceeds 1.0, contributions and benefits shall be reduced by the amount necessary to meet the rule stated in this Subsection pursuant to the provisions of Subsection (c) below. Notwithstanding the foregoing, with respect to Limitation Years beginning after January 1, 1987, an amount shall be subtracted from the numerator of the defined contribution plan fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the defined benefit plan fraction and defined contribution plan fraction computed under Code Section 415(e)(1) as amended by the Tax Reform Act of 1986 does not exceed 1.0 for any Limitation Year.
     (c) Preclusion Of Excess Annual Additions; Reduction Of Benefits. The Committee shall maintain records showing the contributions allocated to a Participant's Account in any Plan Year.
          (1) In the event that the Committee determines that the allocation of a contribution would cause the restrictions imposed by paragraph (a) to be exceeded with respect to this Plan or when combined with any other defined contribution plan pursuant to paragraph (e), allocations shall be reduced in the following order, but only to the extent necessary to satisfy such restrictions:
               (A)  First, the annual additions under this Plan;
               (B) Second, the annual additions under any other qualified defined contribution plan maintained by an Employer.
          (2) If it becomes necessary to make an adjustment in annual additions to a Participant's Account under this Plan, either because of the limitations as applied to this Plan alone or as applied to this Plan in combination with another plan, the
Plan:
               (A) shall pay to the Participant, to the extent necessary and as soon as administratively feasible, the unmatched Post-Tax Contributions, if any, made on behalf of the Participant and any earnings thereon;
               (B) shall pay to the Participant, to the extent necessary and as soon as administratively feasible, the unmatched Pre-Tax Contributions, if any, made on behalf of the Participant and any earnings thereon;
               (C) shall pay to the Participant, to the extent necessary and as soon as administratively feasible, the amount of the matched Post-Tax Contributions made on the Participant's behalf and any earnings thereon;
               (D) shall pay to the Participant, to the extent necessary and as soon as administratively feasible, the amount of the matched Pre-Tax Contributions made on the Participant's behalf and any earnings thereon;
               (E) shall allocate to the extent necessary and as soon as administratively feasible, the amount of the remaining Employer contributions and earnings thereon to a suspense account and which amount will then be treated as Employer contributions made in accordance with Sections 4.1 and 4.5 in the next Plan Year; and
               (F) shall limit other Employer contributions made.
          (3)  The Matching Contributions made in accordance with
Section 4.5(a) with respect to the matched Pre-Tax and Post-Tax Contributions referred to in (2)(C) and (D) above and any earnings thereon shall be allocated to the extent necessary and as soon as administratively feasible to a suspense account and then treated as Employer contributions in the next Plan Year.
For purposes of (2)(D) hereof, Matching Contributions shall be allocated to the suspense account before the Profit Sharing Contributions are so allocated.
          (4) Notwithstanding paragraph (1), if the combination limitation prescribed under paragraph (b) hereof would be exceeded, benefits under the defined benefit plan shall be frozen or reduced, if necessary, prior to making any reductions in this Plan or any other qualified defined contribution plan; provided, however, if in a subsequent year the limitations are increased due to cost of living adjustments or any other factor, the freeze or reduction of the Participant's benefits shall lapse to the extent that additional benefits may be payable under the increased limitations.
     (d) Disposal Of Excess Annual Additions. In the event that, notwithstanding the foregoing paragraphs, the restrictions prescribed hereunder are exceeded with respect to any Participant and such excess arises as a consequence of a reasonable error in estimating the Participant's compensation, such excess shall be utilized to reduce future contributions on behalf of the Participant for the next succeeding calendar year and succeeding calendar years thereafter as necessary or, if the Participant is no longer employed in such succeeding year, to reduce future contributions on behalf of the other Participants entitled to an allocation.
     (e) Aggregation Of Plans. For purposes of this Section, all qualified defined contribution plans (whether or not terminated) maintained by an Employer shall be treated as a single plan, and all qualified defined benefit plans (whether or not terminated) maintained by an Employer shall be treated as a single plan.
     (f) Definition Of "Annual Addition". For purposes of this Section, the term "annual addition" shall mean the sum for any Plan Year of the following amounts allocated to the Participant's
Account:
          (1) Employer contributions pursuant to Sections 4.1 and 4.5;
          (2) Participant contributions pursuant to Section 4.2. Rollover and Transferred Contributions made pursuant to Section 4.4, repaid distributions and forfeitures restored in accordance with Subsection 8.3 shall not be treated as annual additions.
     (g) Definition Of "Employer". For purposes of this Section, the term "Employer" shall include any Affiliated Company.
     (h) Definition Of "Earnings". For purposes of this Section, the term "Earnings" with respect to any Participant shall mean the Participant's compensation as determined under
Section 415(c)(3) of the Code and the regulations thereunder.

                ARTICLE V - INVESTMENT OF ACCOUNTS

5.1  Establishment Of Investment Funds

     Except as otherwise provided, all amounts held in Participants' Accounts will be invested as elected by the Participant in those Investment Funds made available to such Participants by the Committee. Such Investment Funds may include, but shall not be limited to, a money market fund, an intermediate bond fund, a stock and bond fund, a common stock fund and a Ford Stock Fund, as described below. It is one of the purposes of this Plan to provide for ownership by Employees of stock in the parent company, Ford Motor Company, as "qualifying employer securities," as such term is defined in Section 407 of ERISA. As with each other investment option, the selection of the Ford Stock Fund for investment of all amounts from every source is voluntary and solely at the election of the Participant. The Trustee is specifically authorized to purchase common stock on the open market or directly from Ford Motor Company in such manner as will comply with ERISA.
     (a) Money Market Fund -- One or more money market funds, as may be available from time to time, invested in high quality money market instruments of all kinds which present minimal credit risk.
     (b) Intermediate Bond Fund -- One or more bond funds, as may be available from time to time, invested in fixed income obligations rated investment grade or better by a nationally recognized statistical rating organization, including high grade corporate obligations of major U.S. banks, prime commercial paper and U.S. Government obligations.
     (c) Stock and Bond Fund -- One or more diversified stock and bond funds, as may be available from time to time, invested in high yielding securities, including common stocks, preferred stocks and bonds.
     (d) Common Stock Fund -- One or more diversified stock funds, as may be available from time to time, invested primarily in common stock and securities convertible into common stock.
     (e) Ford Stock Fund -- A unitized fund consisting of Ford Motor Company common stock and cash or cash equivalents managed by the Trustee.
     (f) Real Estate Fund -- A real estate fund as may be available from time to time, invested primarily or entirely in real estate investments. This fund is currently "frozen" so that no new contributions are being accepted and no transfers to or from this fund are available.
     The Trustee in its sole discretion may keep such amounts of cash and cash equivalents as it shall deem necessary or advisable as a part of such Investment Funds, all within any limitations specified in the applicable Trust Agreement. Dividends, interest and other distributions received on the assets held in respect to each Investment Fund, shall be reinvested in the respective
Investment Fund.    The Committee or such other person or
fiduciary designated by the Committee shall provide to each Participant (1) a written explanation that this Plan is intended to constitute a plan described in Section 404(c) of ERISA, (2) the information and materials described in Regulation 404c-1, and
(3) proxy statements and voting information with respect to the Ford Stock Fund.

5.2  Investment Of Contributions

     Contributions under the Plan shall be invested in multiples of 1 percent, in any one or more of the Investment Funds, as elected by the Participant.

5.3  Initial Investment

     All funds, both transferred and new funds, which were not subject to a written election filed with the Committee by November 21, 1989, shall be invested in the Money Market Fund until the Participant elects to change his or her investment allocations. In addition, an Employee who is re-employed by an Employer shall be invested in the Money Market Fund until he or she elects to change his or her investment allocations.

5.4  Change Of Election

     A Participant may elect to change the allocation percentage of the contributions being invested in his or her Investment Funds on any business day by notifying the Trustee by means of a telephone call placed during the Trustee's regular business hours. The election shall be specified as a flat dollar amount or as a whole percentage. Changes in a Participant's election shall be effective as of the business day that the Participant telephonically notified the Trustee or as soon thereafter as is administratively feasible.

5.5  Transfers Among Investment Funds

     A Participant and a former Participant receiving installment payments under Section 8.2(c) may elect on any business day to transfer all or any portion of the value of his or her Participant's Account in one of the Investment Funds to any other Investment Fund. Any such election may be made by telephonically notifying the Trustee on any business day during its business hours. The election shall be specified as a flat dollar amount or as a whole percentage. A transfer shall be effective as of the business day established by the Trustee as administratively feasible. The Committee may establish procedures to handle the transfer among Investment Funds. Notwithstanding the foregoing, the number of times a Participant may transfer into or out of the individual Investment Funds shall be limited by the rules of each such Investment Fund as described in the applicable prospectus or other description or as limited by the Committee in a nondiscriminatory manner.

              ARTICLE VI - VALUATION AND ACCOUNTING

6.1  Establishment Of Accounts

     The Committee shall establish and maintain separate accounts for each Participant, which shall be appropriately adjusted as herein provided to reflect each Participant's interest in the Plan.

6.2  Valuation And Adjustment Of Accounts

     Each Participant's Account under the Plan shall be valued at its fair market value and adjusted as soon as administratively feasible to reflect the following:
     (a) Distributions from and earnings, increases and losses allocated to a Participant's Account;
     (b) The Participant's Contributions and Matching Contributions, if any, and Profit Sharing Contributions, if any, allocated to each Participant's Accounts;
     (c) As of the end of each Plan Year, the Employer's qualified nonelective contribution, if any, for a Plan Year which exceeds the contribution allocated to the Pre-Tax Contributions and the Profit Sharing Contributions, shall be allocated to the Accounts of those Participants who received an allocation of the Profit Sharing Contribution. Such Employer Contributions shall be allocated according to the ratio that each such Participant's Covered Compensation for the Year bears to the total of the Covered Compensation of all such eligible Participants for the Plan Year.

6.3  Post 1987 Post-Tax Contributions

     The Committee shall cause such steps to be taken and such records to be kept as are required pursuant to Section 72(e)(9) of the Code or any regulation, ruling or notice thereunder in order to ensure that a Participant's post-1987 Post-Tax Contributions and earnings thereon are deemed to be a separate contract under such Section of the Code.

                    ARTICLE VII - WITHDRAWALS

7.1  Voluntary Withdrawals

     Subject to Section 7.4, a Participant may not withdraw from his or her Accounts, except that a Participant who has not attained age 59-1/2 may elect to withdraw from his or her Participant's Account the amount described below, in one or more withdrawals, according to the order in which paragraphs (a) through (c) are presented, as the amounts described in each paragraph are successively exhausted:
     (a) An amount equal to all or a part of his or her pre-1987 Post-Tax Contributions, but no more than the current value thereof in the event such value is less than the amount of such Post-Tax Contributions net of previous withdrawals.
     (b) An amount equal to all or a part of his or her post-1986 Post-Tax Contributions, and a pro rata portion of the earnings on such Post-Tax Contributions, but no more than the current value thereof in the event such value is less than the amount of such Post-Tax Contributions net of previous withdrawals.
     (c) An amount equal to all of the earnings attributable to his or her pre-1987 Post-Tax Contributions.
     In addition to withdrawals permitted pursuant to Subsections (a) through (c) above, a Participant who has attained age 59-1/2 may elect to withdraw his or her Pre-Tax Contributions and the earnings thereon, less the amount of any outstanding loan, in one or more withdrawals, after exhausting all amounts described in paragraphs (a) through (c) above.

7.2  Hardship Withdrawals

     Subject to Section 7.4, in addition to voluntary withdrawals permitted under Section 7.1, in the event of a financial hardship a Participant may request a withdrawal of his or her Pre-Tax Contributions, but not the earnings attributable thereto, after withdrawing all amounts available under Section
7.1. In accordance with the rules set forth below, a financial hardship, as determined by the Committee, will be deemed to exist only if a distribution is necessary in light of the immediate and heavy financial needs of the Participant and the amount of the withdrawal is necessary to meet the need, which may include the amount of all taxes and penalties anticipated to be incurred as a result of the withdrawal. The Committee shall, in its sole discretion, determine whether an individual has a financial hardship. The Committee may request such proof of a financial hardship from a Participant as the Committee deems appropriate. The Committee shall not be required to independently investigate a Participant's financial affairs in making its determination but may rely on the reasonable representation of such affairs by any such Participant. The Participant must not be able to relieve the financial need with assets reasonably available from other resources of the Participant. For these purposes, a Participant shall be deemed to have no other resources reasonably available only if: (a) the Participant has obtained all withdrawals, distributions and loans currently available to the Participant under the Plan and all other qualified plans maintained by the Company or an Affiliated Company and loans reasonably available to the Participant from commercial sources on reasonable commercial terms; (b) the Participant has obtained all of the assets that are reasonably available to him or her, as construed and interpreted in accordance with Section 401(k) of the Code and the regulations thereunder; (c) the Participant agrees to cease all Pre-Tax Contributions and Post-Tax Contributions under the Plan as well as all similar contributions to all other qualified defined contribution plans and non-qualified deferred compensation plans maintained by the Company or an Affiliated Company for a period of at least twelve months from the date of the hardship withdrawal; and (d) the amount of pre-tax elective contributions under all qualified defined contribution plans maintained by the Company or an Affiliated Company for the year following the year of the withdrawal are limited in accordance with regulations issued under Section 401(k) of the Code.
     For purposes of this Section 7.2, the term "financial hardship" shall be deemed to include any financial needs arising from: (a) medical expenses (as defined in Section 213(d) of the Code) which are not covered by insurance, and which are incurred by the Participant or a Participant's spouse or dependent or funds which are necessary to obtain medical care (as described in Code Section 213(d)); (b) expenses relating to the payment of tuition for the next 12 months of post-secondary education of a Participant, his or her spouse or dependent; (c) expenses related to the purchase (excluding mortgage payments) of a principal residence for the Participant; or (d) expenses relating to the need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence; or (e) such other financial needs as specified in Treasury regulations or by the Internal Revenue Service in published guidance which are deemed to be immediate and heavy financial needs.

7.3  Form And Frequency Of Election

     Elections for a withdrawal in accordance with Section 7.1 may not be made more frequently than twice in any calendar year and shall be made in writing on a form prescribed by and filed with the Committee to be effective as of the Valuation Date next following the date of such election or as soon as administratively feasible thereafter. This same rule applies with respect to Section 7.2.
7.4  Limitation on Withdrawals

     The minimum for which a withdrawal may be requested is the lesser of (a) $500 or (b) in the case of a withdrawal under
Section 7.1, the aggregate amount available as described in
Section 7.1 and, in the case of a hardship withdrawal under
Section 7.2, the amount permitted thereunder.

7.5  Withdrawal Of Rollover Contributions

     Notwithstanding the foregoing, and pursuant to such rules and regulations established by the Committee, the Committee may allow Participants to withdraw amounts in their Rollover Contributions Account. If the Committee elects to allow such withdrawals, it shall do so in a uniform, nondiscriminatory manner.

ARTICLE VIII - VESTING AND DISTRIBUTIONS UPON RETIREMENT,
DISABILITY, DEATH OR OTHER TERMINATION OF EMPLOYMENT

8.1  Vesting

     (a) A Participant shall at all times be fully vested in his or her Post-Tax Contributions Account, Pre-Tax Contributions Account, Rollover Contributions Account, accounts transferred from the Merged Plans, PCI Plan, PCI ESOP and any qualified nonelective contributions made pursuant to Sections 4.6 or 4.8 of the Plan.
     (b) If a Participant separates from service before attaining five Years of Vesting Service (or attaining such lesser period of time as Congress may require by legislation as the maximum period for vesting, taking advantage of any grandfather rule provided in such legislation), he or she shall forfeit the non-vested portion of his or her Matching Contributions Account and Profit Sharing Contribution Account and the provisions of
Section 8.3 shall apply.
          (1) The Vested Interest in the Matching Contributions Account (other than any qualified nonelective contributions made pursuant to Sections 4.6 or 4.8 of the Plan) of all Participants and the Vested Interest in the Profit Sharing Contribution Account of those Participants who were employed on December 31, 1991 shall be determined as follows:

                                       Vested Portion of
                                                Matching
                                     Contributions Account
     A Participant's Years of          and Profit Sharing
          Vesting Service             Contribution Account


     Less than one year                          0 percent
          1 year                                20 percent
          2 years                               40 percent
          3 years                               60 percent
          4 years                               80 percent
          5 or more years                      100 percent


          (2) Except as provided in (c) below, all Participants hired or rehired on or after January 1, 1992 shall have a 100% Vested Interest in their Profit Sharing Contribution Account upon attaining five Years of Vesting Service and shall have a 0% Vested Interest prior to that time.
     (c) Any Participant who was hired prior to January 1, 1992 and then rehired on or after January 1, 1992, who had received a distribution under this Plan and who repays the distribution in accordance with Section 8.3(b), shall have his or her Vested Interest in the Profit Sharing Contribution Account determined under Section 8.1(b)(1).

8.2  Time And Manner Of Distribution

     (a) Distribution Upon Termination Of Employment. A former Participant who is no longer employed by any Employer or any Affiliated Company shall be entitled, upon written request, in accordance with procedures established by the Committee, to receive distribution of his or her entire Vested Interest in his or her Accounts in accordance with the following rules:
          (1) If a former Participant's Vested Interest in his or her Accounts is $3,500 or less, or if the former Participant consents in writing within 60 days of receipt of notice by the Committee of written notice of termination of employment, or such later time as may be established by the Committee, distribution of his or her Vested Interest shall be made as soon as administratively convenient. The amount of such former Participant's Vested Interest shall be determined:
               (A) in the case of a former Participant whose Vested Interest in such Participant's Account exceeds $3,500, as of the Valuation Date coinciding with or immediately following the date upon which the Committee receives a written application for benefits; or
               (B) in the case of a former Participant whose Vested Interest in his or her Participant's Accounts is $3,500 or less, as of the Valuation Date on which the payment is processed, which will be the date on which the Committee receives the appropriate election form or, if no form is received, 60 days after the Committee receives written notice of termination of the Participant.
         (2) If a former Participant's Vested Interest in his or her Participant's Accounts exceeds $3,500, determined as of the Valuation Date immediately following receipt of written notification by the Committee of such former Participant's termination of employment, and he or she does not consent in writing within 60 days of receipt by the Committee of written notification of the termination of employment, or such later date as may be established by the Committee, to an immediate distribution to be made as soon thereafter as administratively convenient, distribution of his or her Vested Interest shall be made in an amount determined as of the Valuation Date on or immediately after the earlier of the former Participant's attainment of age 65 or death and distribution shall be made as soon thereafter as administratively feasible; provided that a former Participant may elect in writing to receive a distribution in writing within 60 days of the commencement of retirement benefits under the Associates First Capital Corporation Pension Plan, in an amount determined as of the Valuation Date on or immediately after the Committee reviews such written election, which amount shall be distributed as soon thereafter as administratively feasible.
        (3) In the event an allocation of Profit Sharing Contributions and/or forfeitures is made to a Participant's Account pursuant to Article IV following the date on which a distribution is made hereunder, distribution of such contributions shall be made to the former Participant or Beneficiary (so long as the individual was eligible for an allocation of the contribution in question) in a single sum as soon as practical following the date on which such allocation is made.
     (b) Manner Of Distribution. Except as provided in (c) below, distributions shall be paid in a single sum. If the value of a former Participant's Accounts exceed $3,500 and the former Participant consents within 60 days of termination of employment to an immediate payout, the distribution can be made, with the consent of the Committee, by transfer to another qualified trust. All such distributions and transfers shall be made in cash, except a Participant may elect to receive the portion of his or her Accounts invested in the Ford Stock Fund in the form of stock certificates.
     (c) Installment Payout. Notwithstanding the above, if the value of the former Participant's Account exceeds $3,500 and the former Participant has commenced retirement benefits under the Associates First Capital Corporation Pension Plan or suffered a Disability, the former Participant may elect to receive the balance of his or her Participant's Account paid in a series of annual cash payments commencing not later than the former Participant's attainment of age 70 over a period of up to 15 years as elected by the former Participant but not to extend beyond the combined life expectancies of the former Participant and his or her Beneficiary. Unless the Beneficiary is the former Participant's spouse, the payout shall be adjusted (if necessary) so that at least one-half of the balance of the former Participant's Account is expected to be payable to the former Participant. The amount of the first installment payment shall be an amount equal to the product of (1) the value of the former Participant's Account as of the Valuation Date coincident with or next preceding the date of distribution and (2) a fraction with a numerator equal to one and a denominator equal to the total number of annual installments to be paid. The amount of each subsequent installment payment shall be equal to the product of the value of the former Participant's Account as of the Valuation Date which falls on the anniversary of the Valuation Date described in the preceding sentence, and a fraction with a numerator equal to one and a denominator equal to the number of installment payments remaining (including the current payment). In no event shall the amount of any installment payment be less than any amount required under United States Department of the Treasury rules and regulations. Installment payments shall be charged against the former Participant's Account after the processing of all other accounting items with respect to the applicable Valuation Date. If a former Participant who is receiving installment payments returns to employment with any Employer or Affiliated Company, the installment payments shall cease and such payments shall resume when the former Participant again terminates employment. The former Participant may, at any time during periods when installments are being received, elect to receive the balance in one payment.
     (d) Distribution Upon Death. (i) Upon the death of a Participant or former Participant (whether before or after any installment payments have been made in accordance with Section 8.2(c)) at any time prior to a complete distribution of a Participant's Account, his or her Beneficiary shall receive the entire value credited to his or her Participant's Account, such
value determined as of the time of payment.    Such distribution
will be made as soon as practicable after Trustee receives written notification of the Participant's or former Participant's death. Provided, however, a Beneficiary may elect in writing on a form prescribed by and filed with the Committee, to defer receipt of the value of the former Participant or Participant's Account until the calendar year following the Participant's or former Participant's death, in which case distribution shall be made as soon as practicable following the end of the calendar year of the Participant's or former Participant's death, in an amount determined as of the date of payment.
     (ii) All amounts in the deceased Participant's or former Participant's Accounts shall be distributed to the designated Beneficiary in cash. The Committee or its delegate shall notify the Trustee promptly after the Committee is notified in writing of the death of the Participant or former Participant on whose behalf a distribution is to be made and provide such other information as the Trustee reasonably requests.
     (e) Required Money Market Fund Investment. The Accounts of a Participant or former Participant, except for a former Participant receiving installment payments under Section 8.2(c), who does not take an immediate distribution pursuant to Section 8.2(a) and a Beneficiary under Section 8.2(d) who has deferred receipt of a complete distribution, shall be invested in the Money Market Fund described in Section 5.1(a). Such Participant's Accounts shall be invested in the Money Market Fund described in Section 5.1(a) as soon as administratively convenient within 30 days after the expiration of the 60 day period or receipt of the applicable notice as provided in Subsections 8.2(a) and 8.2(d).
     (f) Direct Rollovers. Effective January 1, 1993, any Participant who is entitled to a distribution may elect, with respect to an amount which constitutes an eligible rollover distribution in the manner and in the time prescribed by the Committee, to have a portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Participant. In the case of the death of a Participant, the beneficiary or surviving spouse, as applicable, and, in the case of an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, the alternate payee shall have the same rights as the Participant under this Subsection 8.2(f). For purposes of this Subsection, eligible rollover distribution and eligible retirement plan shall have the meaning specified in Section 402(c) of the Code.

8.3  Forfeitures

     (a) If a Participant terminates employment prior to the date on which he or she is fully vested in his or her Participant's Account and receives a distribution of such Participant's Account (including a deemed distribution of $O), the non-vested portion of his or her Matching Contribution
Account and Profit Sharing Contribution Account shall be forfeited.
     (b)  The amount of the Participant's Matching Contributions
Account and Profit Sharing Contribution Account forfeited in accordance with (a) above shall be restored if (1) he or she is re-employed by any Employer or Affiliated Company before he or she has incurred five consecutive One-Year Breaks in Vesting
Service as described in Section 3.1(b) herein, and (2) the Participant repays the full taxable amount of any distribution received before the earlier of (A) the date he or she has incurred five consecutive One-Year Breaks in Vesting Service as described in Section 3.1(b) herein, or (B) five years after the first date on which he or she is subsequently re-employed. The source for restoring forfeitures shall be current forfeitures or, if insufficient, an additional Employer contribution.
Repaid distributions and restored forfeitures shall be invested proportionately in the Investment Funds selected by the Participant.
     (c) If a Participant (1) terminates employment prior to the date on which he or she is fully vested in his or her Participant's Account, (2) does not receive a distribution of such Participant's Account, and (3) is not re-employed by an Employer before the end of five consecutive One-Year Breaks in Vesting Service as described in Section 3.1(b) herein, or if re-employed, does not repay the taxable amount of any distribution received within the time provided in Section 8.3(b) above, the non-vested portion of his or her Participant's Account shall be forfeited.
     (d)  All forfeitures shall be applied during each Plan
Year, as directed by the Committee, in its sole discretion, to:
(1) restore amounts previously forfeited by Participants but required to be reinstated upon resumption of employment in accordance with Subsection (b), (2) the payment of any Matching
Contributions and Profit Sharing Contributions, (3) pay Plan expenses, to the extent not paid by the Company, or (4) correct an error made in allocating amounts to Participants' Accounts or resolve any claim filed under the Plan in accordance with
Section 10.6.

8.4  Latest Commencement Of Payments

     (a) Notwithstanding the other provisions of this Article VIII, a Participant's Account shall begin to be distributed not later than the 60th day following the end of the Plan Year in which the latest of the following occurs:
          (1)  the Participant's 65th birthday,
          (2) the tenth anniversary of the date on which he or she became a Participant, or
          (3) the date he or she terminates service with an Employer.
     (b) Notwithstanding the preceding paragraph, in accordance with Section 401(a)(9) of the Code, in the case of a Participant who owns either (1) more than five percent of the outstanding stock of an Employer or (2) stock possessing more than five percent of the total combined voting power of all stock of an Employer (a "five percent owner"), the Participant's distribution shall be made not later than the April 1 following the calendar year in which he or she attains age 70-1/2. In the case of any other Participant, distribution of his or her Account shall be made not later than the April 1 following the calendar year in which he or she attains age 70-1/2 or retires, if later. On and after the first day of the Plan Year beginning on or after January 1, 1989, distribution of any Participant's Account shall be made not later than April 1 of the calendar year following the calendar year in which he or she attains age 70-1/2, provided, however, that if a Participant is not a five percent owner and shall have attained age 70-1/2 before January 1, 1988, distribution shall be made not later than April 1 following the calendar year in which the Participant retires.

8.5  Termination of Employment

     For purposes of this Article VIII, a Participant shall not be considered to have separated from service or terminated employment if he enters directly into the employ of another Employer or an Affiliated Company, as determined in accordance with applicable guidance from the Internal Revenue Service and the Treasury.

                       ARTICLE IX - LOANS

9.1  Eligibility For A Loan

     Upon written application of a Participant or a former Participant who is a "party-in-interest" as defined in ERISA, the Committee, or its designee, subsequent to April 1, 1990, at its sole and absolute discretion, may authorize a loan or loans to such Participant or former Participant from the Plan. Loans shall be made available in a uniform nondiscriminatory manner and on a reasonably equivalent basis and loans shall not be made to Highly Compensated Employees in an amount representing a percentage of such a Participant's Vested Interest greater than the percentage made available to other Participants. All loans are subject to the approval of the Committee or its designee at its or their sole and absolute discretion. In the event that a member of the Committee makes an application for a loan, such Committee member shall not participate in the review of his or her own loan application. The amount of any loan made to a Participant shall be limited to 50% (or such lesser percentage as determined by the Committee and applied in a uniform manner to comfortably assure compliance with all applicable laws relating to participant loans) of his or her Vested Interest up to the maximum specified below at the time such loan is requested, less the amount of any outstanding loans previously made to such Participant. The minimum amount of any loan shall be $500. The maximum amount of any loan made to any Participant when added to the outstanding balance of all other loans shall not exceed the lesser of (i) $50,000 reduced by the excess, if any, of (a) the Participant's highest outstanding loan balance during the preceding 12-month period ending on the day prior to the date of the loan, over (b) the outstanding balance of loans on the date the loan is made or (ii) 50% (or such lesser percentage as determined by the Committee and applied in a uniform manner to comfortably assure compliance with all applicable laws relating to participant loans) of the present value of the Participant's Vested Interest. Notwithstanding the foregoing, the Committee, at its sole and absolute discretion, may limit the amount of any loan if its repayment in accordance with Section 9.3, together with the repayment of any other outstanding loan, would result in a payroll deduction exceeding 25 percent of the Participant's Covered Compensation. Each Participant shall be limited to two outstanding loans. The amount of the Participant's outstanding loans will be proportionately deducted from each of the Investment Funds in which a portion of the Participant's Account is invested. The Committee shall require spousal consent for a loan if and to the extent required by law; for example, if Treas. Reg.
Sec. 1.401(a)-20 Q&A-24(a) and Section 401(a)(11)(B)(iii)(III)
of the Code apply.

9.2  Security And Interest

     All loans made to a Participant shall be fully secured by not more than 50% of the Participant's Vested Interest in the Participant's Accounts and bear a reasonable prevailing rate of interest. The Committee or its designee, may contact local banks or Trustees of other plans, as reasonably available, to determine what interest rate the banks or other plans would make a similar loan taking into consideration applicable prevailing factors.

9.3  Other Loan Rules

     (a) All loans must be evidenced by a written promissory note and security agreement signed by the Participant where the Participant secures the loan with the Participant's Account.
     (b) The amount used to fund the loan will be obtained by liquidating on a pro rata basis the Plan investments of the Participant (excluding any funds that are or were invested directly in Paramount stock). Excess funds from such liquidation and repayments of the loan will be reinvested on the same basis as directed by the Participant for current contributions.

9.4  Loan Repayment

     Any loan or loans made to a Participant shall provide for repayment on a level amortization basis through payroll deductions or other Committee approved methods, such repayments being required no less frequently than quarterly, except that a Participant may prepay the outstanding principal balance of his or her loan at any time; provided, however, the Committee may provide that no repayments are required when the Participant is on authorized leave of absence without pay for up to one year. The repayment period for any loan shall not exceed five years, except that any loan used to acquire any dwelling which is used or is to be used within a reasonable time as the principal residence of the Participant may have a repayment period of up to 25 years, as specified by the Committee, provided, however, that the Committee in its discretion and using the standard of a commercial lender in the community, may restrict the maturity of such loan to any period less than 25 years. The repayment of both principal and interest on the loan will be credited solely to the Participant's Account and allocated to the different Investment Funds maintained thereunder not later than the last day of the calendar month following receipt in the same proportion that assets then allocated to the Participant's Account are invested in such Investment Funds as directed from time to time by the Participant or as the assets are otherwise required to be allocated under the terms of this Plan.

9.5  Repayment Upon Termination Of Employment

     If a Participant terminates his or her employment with all Employers prior to repaying any outstanding loan or loans in full, the unpaid balance shall become due and payable and the Committee shall satisfy the indebtedness from the Participant's Vested Interest in his or her Participant's Account before making any payments to the Participant or Beneficiary. If the Participant's Vested Interest in his or her Participant's Account is insufficient to repay in full the unpaid balance, the Committee shall demand payment from the terminated Participant or his or her estate. If the Participant or his or her estate fail to meet such demand the Committee shall take any action its deems necessary to recover the remaining unpaid balance.

9.6  Events Of Default; Remedies

     If a loan is not repaid in accordance with the terms contained in the promissory note, a default occurs. Upon such occurrence, the Committee or its designee, shall contact the Participant to request immediate payment of any overdue amounts. If the Participant does not make the requested payment within 15 days of said request, the Committee or its designee, shall apply its security interest in the Participant's Account to satisfy the debt.
     A Participant who defaults on a loan hereunder as provided under the terms of the applicable note and security agreement shall not be allowed to make Post-Tax or Pre-Tax Contributions and shall not receive any Matching Contributions or Profit Sharing Contributions during the period of default.

             ARTICLE X - ADMINISTRATION OF THE PLAN

10.1 Appointment Of Committee

     (a) The Board of Directors shall initially appoint the members of the Committee. The Board of Directors may at any time remove or replace any members of the Committee. The Committee shall administer the Plan and shall appoint three of its members to serve as the Named Fiduciaries of the Plan within the meaning of Section 402(a)(2) of ERISA.
     (b) If no members of the Committee are in office, the Company shall be deemed the Committee.
     (c) Participants of the Plan shall not be precluded from serving on the Committee in one or more of such individual capacities.

10.2 Organization And Operation Of The Committee

     (a) The Committee shall endeavor to act, in carrying out its duties and responsibilities in the interest of the Participants and Beneficiaries, with the care, skill, prudence and diligence under the prevailing circumstances that a prudent person, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of like character and aims.
     (b) A majority of the Committee shall constitute a quorum and action at a meeting at which a quorum is present shall be taken by a majority of the members present. Any action may be taken in writing without the formality of convening a meeting. No member of the Committee shall act upon any question pertaining solely to himself, and the other member or members shall make any determination required by the Plan in respect thereof.
     (c) The Committee may authorize any one or more of its members, or members of a separate administrative subcommittee it may form, or a subsidiary of the Company or any Employee of any subsidiary of the Company to execute any routine administrative document on behalf of the Committee.
     (d) The Committee may, in addition to the execution of routine administrative documents, delegate specific duties and powers to one or more of its members or to a separate administrative subcommittee it may form or to a subsidiary of the Company or any Employee of any subsidiary of the Company. Such delegation shall remain in effect until rescinded in writing by the Committee. The members or persons so designated shall be solely liable, jointly and severally, for their acts or omissions with respect to such delegated responsibilities.
     (e) The Committee shall endeavor not to engage directly or indirectly in any prohibited transaction, as set forth in ERISA.

10.3 Duties And Responsibilities Of The Committee

     The Committee, except for such investment and other responsibilities vested in the Trustee or investment manager or investment committee of the Board of Directors, shall have full authority and responsibility for administering the Plan in accordance with its provisions and under applicable law. The duties and responsibilities of the Committee shall include, but shall not be limited to, the following:
     (a) To appoint such accountants, consultants, adminis-trators, counsel, or such other persons it deems necessary for the administration of the Plan.
     (b) To determine all benefits and to resolve all questions arising from the administration, interpretation, and application of Plan provisions, either by general rules or by particular decisions, so as not to discriminate against any person and so as to treat all persons in similar circumstances in a uniform manner.
     (c) To advise the Trustee with respect to all benefits which become payable under the Plan and to direct the Trustee as to the manner in which such benefits are to be paid.
     (d) To adopt such forms and regulations it deems advisable for the administration of the Plan and the conduct of its affairs.
     (e) To take such steps as it considers necessary and appropriate to remedy any inequity resulting from incorrect information received or communicated or as a consequence of administrative error.
     (f) To assure that its members, the Trustee and every other person who handles funds or other property of the Plan are bonded as required by law.
     (g) To settle or compromise any claims or debts arising from the operation of the Plan and to defend any claims in any legal or administrative proceeding.

10.4 Required Information

     Each Employer or Participants and Beneficiaries entitled to benefits shall furnish the Committee any information or proof requested by the Committee and required for the proper administration of the Plan. Failure on the part of any Participant or Beneficiary to comply with such request shall be sufficient grounds for the delay in payment of benefits under the Plan until the requested information or proof is received.

10.5 Indemnification

     The Company agrees to indemnify and hold the Committee and any administrative subcommittee formed by the Committee harmless against liability incurred in the administration of the Plan.
10.6 Claims And Appeal Procedure

     (a) Any request or claim for Plan benefits must be made in writing and shall be deemed to be filed by a Participant or Beneficiary when a written request is made by the claimant or the claimant's authorized representative which is reasonably calculated to bring the claim to the attention of the Committee.
     (b) The Committee shall provide notice in writing to any Participant or Beneficiary where a claim for benefits under the Plan has been denied in whole or in part. The Committee shall have complete discretionary authority to determine eligibility for benefits and to construe the terms of the Plan. Such notice shall be made within 90 days of the receipt by the Committee of the Participant's or Beneficiary's claim or, if special circumstances require, and the Participant or Beneficiary is so notified in writing, within 180 days of the receipt by the Committee of the Participant's or Beneficiary's claim. The notice shall be written in a manner calculated to be understood by the claimant and shall:
          (1) set forth the specific reasons for the denial of benefits;
          (2) contain specific references to Plan provisions relative to the denial;
          (3) describe any material and information, if any, necessary for the claim for benefits to be allowed, which had been requested, but not received by the Committee; and
          (4) advise the Participant or Beneficiary that any appeal of the Committee's adverse determination must be made in writing to the Committee, within 60 days after receipt of the initial denial notification, setting forth the facts upon which the appeal is based.
     (c) If notice of the denial of a claim is not furnished within the time periods set forth above, the claim shall be deemed denied and the claimant shall be permitted to proceed to the review procedures set forth below. If the Participant or Beneficiary fails to appeal the Committee's denial of benefits in writing and within 60 days after receipt by the claimant of written notification of denial of the claim (or within 60 days after a deemed denial of the claim), the Committee's determination shall become final and conclusive.
     (d) If the Participant or Beneficiary appeals the Committee's denial of benefits in a timely fashion, the Committee shall re-examine all issues relevant to the original denial of benefits. Any such claimant, or his or her duly authorized representative may review any pertinent documents, as determined by the Committee, and submit in writing any issues or comments to be addressed on appeal.
     (e) The Committee shall advise the Participant or Beneficiary and such individual's representative its decision which shall be written in a manner calculated to be understood by the claimant, and include specific references to the pertinent Plan provisions on which the decision is based. Such response shall be made within 60 days of receipt of the written appeal, unless special circumstances require an extension of such 60 day period for not more than an additional 60 days. Where such extension is necessary, the claimant shall be given written notice of the delay. If the decision on review is not furnished within the time set forth above, the claim shall be deemed denied on review.

             ARTICLE XI - AMENDMENT AND TERMINATION

11.1 Amendment

     (a) The Plan may be wholly or partially amended or otherwise modified at any time by the Committee, provided that:
          (1) no amendment or modification shall authorize or permit any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries and/or persons entitled to benefits under the Plan or cause or permit any portion of the Trust Fund to revert to or become the property of any Employer; and
          (2) no amendment or modification shall have any retroactive effect so as to cause any reduction in the Participant's Account as of the date of such amendment or shall deprive any Participant or Beneficiary of any benefit accrued hereunder.
     (b) Notwithstanding the provisions of Subsection (a), any amendment may be retroactive to conform the Plan with governmental regulations or requirements in order to allow the Plan to maintain its qualified status and to allow the Trust Fund to maintain its tax-exempt status and any such amendments may be made by the Committee.

11.2 Termination, Sale of Assets or Sale of Subsidiary

     (a) While the Plan and Trust Fund are intended to be permanent, they may be terminated at any time at the sole and absolute discretion of the Board of Directors or its delegate, solely as to all or any one Employer. Written notification of such action shall be given to each Employer and the Trustee setting forth the date of termination and such date of termination, shall be deemed a Valuation Date. Thereafter, no further contributions shall be made to the Trust Fund by an Employer involved in the termination.
     (b) Upon the complete or partial termination of the Plan, or upon the complete discontinuance of all Employer contributions, the rights of all affected Participants in their Participant's Accounts shall be fully vested and shall be distributed at such time and in such manner as provided under Articles VII and VIII hereof, unless the Committee amends the Plan to provide for an earlier payout.

11.3 Merger Of Plans

     Upon the merger or consolidation of this Plan with any other plan or the transfer of assets or liabilities from the Trust Fund to another trust, all Participants shall be entitled to a benefit at least equal to the benefit they would have been entitled to receive had the Plan been terminated in accordance with Section 11.2 immediately prior to such merger, consolidation or transfer of assets or liabilities.

              ARTICLE XII - PARTICIPATING EMPLOYERS

12.1 Adoption Of Plan

     If any company is now or becomes a subsidiary or associated company of an Employer, the Committee or its delegate may include the employees of that company in the membership of the Plan upon appropriate action by that company necessary or appropriate to adopt the Plan, which action may include a delegation by such company of authority to the Employer, the Committee or the Plan, as appropriate under the relevant instruments, to permit employees of such company to become members of the Plan. In that event, or if any persons become employees of an Employer as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Committee shall determine to what extent, if any, credit and benefits shall be granted for previous service with the subsidiary, or other associated company, but subject to the continued qualification of the Trust for the Plan as tax-exempt under the Code.

                ARTICLE XIII - GENERAL PROVISIONS

13.1 Exclusiveness Of Benefits

     (a) The Plan has been created for the exclusive benefit of the Participants and their Beneficiaries. No part of the Trust Fund shall ever revert to an Employer nor shall such Trust Fund ever be used other than for the exclusive benefit of the Participants and their Beneficiaries, except as provided in accordance with Subsection (b). No Participant or Beneficiary shall have any interest in or right to any part of the Trust Fund, or any equitable right under the Trust Agreement except to the extent expressly provided in the Plan or Trust Agreement.
     (b) Notwithstanding Subsection (a), the Committee and the Trustee shall comply with a "qualified domestic relations order" as such term is defined in Section 414(p) of the Code and the benefits otherwise payable to the Participant shall be adjusted accordingly. The Committee shall establish reasonable procedures for determining the qualified status of any domestic relations order and for administering distributions under any such order. Unless prohibited by the domestic relations order, an "alternate payee" under a qualified domestic relations order may receive an immediate lump sum distribution of any award under a domestic relations order if he or she elects.

13.2 Limitation Of Rights

     The establishment of this Plan shall not be considered as giving to any Participant or other employee of an Employer the right to be retained in the employ of the Employer, and all Participants and other employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

13.3 Non-Assignability

     (a) No benefit or interest under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such action shall be void for purposes of the Plan. No benefit or interest shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such benefit or interest, nor shall it be subject to attachment or other legal process for or against any person, except to such extent as may be required by law.
     (b) If any payee or representative of a payee under the Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any such benefit or interest, the Committee may hold or apply the benefit or interest or any part thereof to or for such person, his or her spouse, his or her children, or other dependents, or any of them in such manner and in such proportions as the Committee shall determine in its sole discretion.
     (c) Notwithstanding the foregoing, the Committee and the Trustee shall comply with a "qualified domestic relations order" as such term is defined under Section l3.1(b). The Committee shall develop procedures to determine whether a domestic relations order is a "qualified domestic relations order."

13.4 Construction Of Agreement
     The Plan shall be construed according to the laws of the State of Texas and all provisions hereof shall be administered according to, and its validity shall be determined under, the laws of such State, except where preempted by Federal law.

13.5 Severability

     (a) Should any provision of the Plan be deemed or held to be illegal or invalid for any reason, such invalidity shall not adversely affect any other Plan provision, and in such case the appropriate parties shall immediately adopt a new provision or regulation to take the place of the one deemed or held to be illegal or invalid.
     (b) If the invalidity inhibits the proper operation of this Plan, a new provision shall be adopted to take the place of the one deemed or held to be illegal or invalid.

13.6 Titles And Headings

     The titles and headings of the Sections in this instrument are for convenience of reference only. In the event of any conflict between the text of this instrument and the titles or headings, the text rather than such titles or headings shall control.

13.7 Counterparts As Original
     The Plan has been prepared in counterparts, each of which so prepared shall be construed as an original.

13.8 Construction

     The singular, where appearing in the Plan shall include the plural and the plural shall include the singular.

13.9 Internal Revenue Service Approval

     If the Plan is not approved as tax-qualified by the Internal Revenue Service and as meeting the requirements of the Code so as to permit each Employer to deduct for income tax purposes its contributions to the Trustee, all of the Employers' contributions shall be returned to each Employer within one year of such determination and the Plan shall be null and void.

13.10     Trust Fund

     All contributions and all other cash, securities or other property received by the Trustee from time to time and held by it shall constitute the Trust Fund. The Trust Fund shall be held and invested upon such terms and in such manner as set forth in the Plan and Trust Agreement. The Trustee shall have exclusive authority and control to manage and control the assets of the Plan, subject to the terms of the Plan and Trust Agreement. All contributions by the Employer are conditioned upon the initial qualification of the Plan under the Code and upon the deductibility under Section 404 of the Code of such contribution. Upon the Employer's request a contribution which was made by a mistake of fact, or conditioned upon initial qualification of the Plan or any amendment thereof or upon the deductibility of the contribution, shall be returned to the Employer within one year after the payment of the contribution, the denial of the qualification or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

13.11     Source Of Benefits

     All benefits under the Plan shall be provided solely from the Trust Fund, and neither the Employers nor their officers, directors or stockholders shall have any liability or responsibility therefor. Neither the Employers nor the Trustee shall be liable in any manner should the Trust Fund be insufficient to provide for the payment of any benefit under the Plan.

13.12     Notice of Address and Missing Persons.

     Each Participant or Beneficiary entitled to benefits under the Plan must file with the Committee, in writing, such person's post office address and each change of post office address. Any communication, statement, or notice addressed to such a person at the latest reported post office address will be binding upon such person for all purposes of the Plan and neither the Committee nor the Company or Trustee shall be obliged to search for or ascertain such person's whereabouts. In the event that such person cannot be located, the Committee may direct that such benefit and all further benefits with respect to such person shall be discontinued, all liability for the payment thereof shall terminate and the balance in such Participant's Account shall be deemed a forfeiture; provided, however, that in the event of the subsequent reappearance of the Participant or Beneficiary prior to termination of the Plan, the benefits which were due and payable and which such person missed shall be paid in a single sum and the future benefits due such person shall be reinstated in full.

               ARTICLE XIV - TOP-HEAVY PROVISIONS

14.1 General Rule

     The Plan shall meet the requirements of this Article XIV in the event that the Plan is or becomes a Top-Heavy Plan.

14.2 Top-Heavy Plan

     (a) Subject to the aggregation rules set forth in Subsection (b), the Plan shall be considered a Top-Heavy Plan pursuant to Section 416(g) of the Code in any Plan Year if, as of the Determination Date, the value of the cumulative Participant's Accounts of all Key Employees exceeds 60 percent of the value of the cumulative Participant's Accounts of all of the Employees as of such Date, excluding former Key Employees, and excluding any Employee who has not performed services for an Employer during the five consecutive Plan Year period ending on the Determination Date, but taking into account in computing the ratio any distributions made during the five consecutive Plan Year period ending on the Determination Date. For purposes of the above ratio, the Participant's Account of a Key Employee shall be counted only once each Plan Year, notwithstanding the fact that an individual may be considered a Key Employee for more than one reason in any Plan Year.
     (b) For purposes of determining whether the Plan is a Top-Heavy Plan and for purposes of meeting the requirements of this Article XIV, the Plan shall be aggregated and coordinated with other qualified plans in a Required Aggregation Group and may be aggregated or coordinated with other qualified plans in a Permissive Aggregation Group. If such Required Aggregation Group is Top-Heavy, this Plan shall be considered a Top-Heavy Plan. If such Permissive Aggregation Group is not Top-Heavy, this Plan shall not be a Top-Heavy Plan.

14.3 Definitions

     For the purpose of determining whether the Plan is Top-Heavy, the following definitions shall be applicable:
     (a) The term "Determination Date" shall mean, in the case of any Plan Year, the last day of the preceding Plan Year. The value of an individual Participant's Account shall be determined as of the Determination Date.
     (b) An individual shall be considered a Key Employee if he or she is an Employee or former Employee who at any time during the current Plan Year or any of the four preceding Plan Years:
          (1) was an officer of an Employer who has annual compensation from the Employer in the applicable Plan Year in excess of 50 percent of the dollar limitation under Section 415(b)(1)(A) of the Code; provided, however, that the number of individuals treated as Key Employees by reason of being officers hereunder shall not exceed the lesser of 50 or l0 percent of all Employees, and provided further that if the number of Employees treated as officers is limited to 50 hereunder, the individuals treated as Key Employees shall be those who, while officers, received the greatest annual Compensation in the applicable Plan Year and any of the four preceding Plan Years (without regard to the limitation set forth in Section 14.4 hereof); or
          (2) was one of the ten Employees owning or considered as owning the largest interests in an Employer who has annual Compensation from the Employer in the applicable Plan Year in excess of the dollar limitation under Section 415(c)(1)(A) of the Code as increased under Section 415(d) of the Code; or
          (3)  was a more than 5 percent owner of an Employer;
or
          (4) was a more than 1 percent owner of an Employer whose annual Compensation from the Employer in the applicable Plan Year exceeded $150,000.
     For purposes of determining who is a Key Employee, ownership shall mean ownership of the outstanding stock of an Employer or of the total combined voting power of all stock of an Employer, taking into account the constructive ownership rules of Section 318 of the Code, as modified by Section 416(i)(1) of the Code.
     For purposes of Subparagraph (1) but not for purposes of (2), (3) and (4) (except for purposes of determining Compensation under (4)), the term "Employer" shall include any entity aggregated with an Employer pursuant to Section 4l4(b),
(c), (m), or (o) of the Code.
     For purposes of Subparagraph (2), an Employee (or former Employee) who has some ownership interest is considered to be one of the top ten owners unless at least ten other Employees (or former Employees) own a greater interest than such Employee (or former Employee), provided that if an Employee has the same ownership interest as another Employee, the Employee having greater annual Compensation from an Employer is considered to have the larger ownership interest.
     (c) The term "Non-Key Employee" shall mean any Employee who is a Participant and who is not a Key Employee.
     (d) Whenever the term "Key Employee," "former Key Employee," or "Non-Key Employee" is used herein, it includes the beneficiary or beneficiaries of such individual. If an individual is a Key Employee by reason of the foregoing sentence as well as a Key Employee in his or her own right, both the value of his or her inherited benefit and the value of his or her own Participant's Account will be considered his or her Participant's Account for purposes of determining whether the Plan is a Top-Heavy Plan.
     (e) For purposes of this Article XIV, except as otherwise specifically provided, the term "Compensation" has the same meaning as the term "Earnings" in Section 4.9(h).
     (f) The term "Required Aggregation Group" shall mean all other qualified defined benefit and defined contribution plans maintained by an Employer in which a Key Employee participates, and each other plan of an Employer which enables any plan in which a Key Employee participates to meet the requirements of Sections 401(a)(4) or 410 of the Code.
     (g) The term "Permissive Aggregation Group" shall mean all other qualified defined benefit and defined contribution plans maintained by an Employer that meet the requirements of Sections 401(a)(4) and 410 of the Code when considered with a Required Aggregation Group.

14.4 Requirements Applicable If Plan Is Top-Heavy

     In the event the Plan is determined to be Top-Heavy for any Plan Year, the following requirements shall be applicable:
     (a)  Minimum Allocations shall be as follows:
          (1) In the case of a Non-Key Employee who is covered under this Plan but does not participate in any qualified defined benefit plan maintained by an Employer, the Minimum Allocation of contributions plus forfeitures allocated to the account of each Non-Key Employee who has not separated from service at the end of a Plan Year in which the Plan is Top-Heavy shall equal the lesser of 3 percent of Compensation for such Plan Year or the largest percentage of Compensation provided on behalf of any Key Employee for such Plan Year, including any elective deferrals made by any such Key Employee pursuant to
Section 401(k) of the Code. The Minimum Allocation provided hereunder may not be suspended or forfeited under Section 411(a)(3)(B) or (D) of the Code.
          (2) A Non-Key Employee who is covered under this Plan and under a qualified defined benefit plan maintained by an Employer shall not be entitled to the Minimum Allocation under this Plan but shall receive the minimum benefit provided under the terms of the qualified defined benefit plan. If a Non-Key Employee is covered under one or more qualified defined contribution plans in addition to this Plan, the Minimum Allocation requirements may be satisfied through contributions and forfeitures allocated to his or her accounts under such other plans.
     (b) For purposes of computing the defined benefit plan fraction and defined contribution plan fraction as set forth in Subsections 415(e)(2)(B) and (e)(3)(B) of the Code, the dollar limitations on benefits and annual additions applicable to a limitation year shall be multiplied by 1.0 rather than by 1.25.

     Executed this        day of              , 1993.


                    ASSOCIATES FIRST CAPITAL CORPORATION


                         AMENDMENT NO. 1
                             TO THE
              ASSOCIATES FIRST CAPITAL CORPORATION
           RETIREMENT SAVINGS AND PROFIT SHARING PLAN

                      _______________, 1996

     WHEREAS, Associates First Capital Corporation (the "Company") maintains the Associates First Capital Corporation Retirement Savings and Profit Sharing Plan (the "Plan");

     WHEREAS, the Committee charged with administering the Plan (the "Committee") desires to amend the Plan in connection with the Company's request for an Internal Revenue Service determination letter on the qualified status of the Plan and to make certain other changes deemed appropriate by the Committee; and

     WHEREAS, pursuant to Section 11.1 of the Plan, the Committee is authorized to amend the Plan.

     NOW, THEREFORE, the Plan is hereby amended in the following respects only:

     1. Effective June 1, 1995, the title page to the Plan shall be replaced by the title page attached hereto.

     2. The first paragraph of the "Preamble" is hereby amended and restated as follows:


     Effective December 1, 1989, Associates First Capital Corporation ("Associates") established the Associates First Capital Corporation Retirement Savings and Profit Sharing Plan to encourage retirement savings by its employees. Effective June 1, 1995, the name of the Associates First Capital Corporation Retirement Savings and Profit Sharing Plan was changed from its existing name to the "Associates Savings and Profit-Sharing Plan" (the "Plan"). The Plan, as amended from time to time, is intended to be qualified as a cash or deferred plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), with a matching feature that is intended to be qualified under Section 401(m) of the Code, and as a profit sharing plan under Section 401(a) of the Code and the trust underlying the Plan is intended to be tax-exempt under Section 501(a) of the Code. Unless otherwise indicated herein or unless otherwise required by the Tax Reform Act of 1986 or subsequent legislation, the provisions of the Plan shall be effective January 1, 1989. The Plan shall be construed and interpreted with these intentions in mind.

     3. Section 1.1 is hereby amended by the addition of the following paragraphs:

          In accordance with Section 401(m)(2)(B) of the Code, for purposes of determining whether the Plan satisfies the Actual Contribution Percentage test of Section 401(m) of the Code, all Post-Tax Contributions and Matching Contributions that are made under two or more plans that are aggregated for purposes of Sections 401(a)(4) or 410(b) of the Code (other than Section 410(b)(2)(A)(ii) of the Code) shall be treated as made under this Plan, and if two or more plans are permissively aggregated for purposes of Section 401(m) of the Code, the aggregated plans must also satisfy Sections 401(a)(4) and 410(b) of the Code as though they were a single plan.

          In accordance with Treas. Reg. Sec. 1.401(m)-1(f)(1)(ii)(B), in calculating the Actual Contribution Percentage for purposes of
     Section 401(m) of the Code, the actual contribution ratio of a Highly Compensated Employee will be determined by treating all plans subject to Section 401(m) of the Code under which the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated) as a single plan.

     4.   Section 1.2 is hereby amended by the addition of the following
Paragraphs:

          In accordance with Section 401(k)(3) of the Code and Treas. Reg. Sec. 1.401(k)-1(b)(3), for purposes of determining whether the Plan satisfies the Actual Deferral Percentage test of Section 401(k) of the Code, if two or more plans which include cash or deferred arrangements are required to be aggregated for purposes of Sections 401(a)(4) or 410(b) of the Code (other than Section 410(b)(2)(A)(ii) of the Code), the cash or deferred arrangements in such plans shall be treated as one cash or deferred arrangement under this Plan, and if two or more plans are permissively aggregated for purposes of
     Section 401(k) of the Code, the aggregated plans must also satisfy Sections 401(a)(4) and 410(b) of the Code as though they were a single plan.

          In accordance with Section 401(k)(3) of the Code, in calculating the Actual Contribution Percentage for purposes of Section 401(k) of the Code, the actual deferral ratio of a Highly Compensated Employee shall be determined by treating all plans subject to Section 401(k) under which the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated) as a single plan.

     5.   Section 1.9 is hereby amended and restated as follows:

     1.9  Covered Compensation

          The sum of a Participant's (a) base pay and (b) commissions, in each case for services rendered to an Employer while an Employee, determined prior to any Pre-Tax Contributions for the Plan Year which are not includable in gross income under either Section 402(a)(8) or
     Section 125 of the Code.

          For purposes of determining a Participant's "Covered Compensation," there shall be excluded from "Covered Compensation" the cost of fringe benefits, long-term disability benefits, workers compensation and other such benefits and any amounts paid or payable to a Participant as shift differential, overtime, a bonus, severance pay, or as a contribution to any pension, profit sharing or savings plan except where such contribution is made pursuant to an election under Section 4.1. Effective January 1, 1989, the maximum annual Covered Compensation which may be taken into account for all purposes under the Plan is $200,000 (or such other amount as specified by applicable law), as adjusted for increases in the cost of living as prescribed by the Secretary of the Treasury under Section 415(d) of the Code. Effective January 1, 1994, the maximum annual Covered Compensation which may be taken into account for all purposes under the Plan is $150,000, as adjusted pursuant to Section 401(a)(17) of the Code.

          For purposes of applying the annual compensation limitation under Section 401(a)(17) of the Code, the family aggregation rules of
     Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the year. Thus, if any Employee is a member of the family of a 5% owner (within the meaning of Section 414(q)(3) of the Code) or of a Highly Compensated Employee in the group consisting of the 10 Highly Compensated Employees paid the greatest compensation (for purposes of this paragraph, as defined in Section 414(q)(7) of the Code) during the Plan Year, then (i) such individual and the 5% owner or Highly Compensated Employee shall be treated as a single "Employee" with one compensation, and (ii) the annual compensation limit applicable to such "Employee" will be allocated among the members of the family unit by prorating the annual compensation limit among the family members according to their relative compensation (without regard to this paragraph).

     6.   Section 1.14 is hereby amended and restated as follows:

     1.14 Employee

          Any individual employed by an Employer (including Leased Employees) and such other individuals or classes of individuals specifically designated by the Committee who are employed by an Affiliated Company which has not adopted the Plan as provided in
     Section 12.1. A "Full-Time Employee" means any Employee who, on the basis of his or her regular stated work schedule, is classified as a regular full-time Employee by an Employer. A "Part-Time Employee" means any Employee other than a Full-Time.


     7.   Section 1.19 is hereby amended and restated as follows:

     1.19 Highly Compensated Employee

          With respect to any Plan Year( which is a calendar year and which is the determination year), an Employee who performs services for an Employer during the Plan Year and who, during the Plan Year or the preceding Plan Year (the "look-back year"):

               (a) was at any time a 5% owner, as defined in Section 416(i)(1)(B)(i);

               (b) received compensation from an Employer in excess of $75,000 (indexed in accordance with Section 415(d) of the Code);

               (c) received compensation from an Employer in excess of $50,000 (indexed in accordance with Section 415(d) of the Code) and was in the "top-paid group" of Employees for such Plan Year; or

               (d) was at any time an officer (within the meaning of Section 416(i) of the Code and the regulations thereunder) and received compensation greater than 50% of the amount in effect under
     Section 415(b)(1)(A) for such Plan Year.

          In the case of the Plan Year for which the relevant determination is being made, an Employee not described in subparagraphs (b), (c), or (d) above for the look-back year shall not be treated as described in such subparagraphs unless such Employee is a member of the group consisting of the 100 Employees paid the greatest compensation during the Plan Year for which such determination is being made.

          An Employee is in the "top-paid group" of Employees for any Plan Year if such Employee is in the group consisting of the top 20% of the Employees when ranked on the basis of compensation paid during such Plan Year. For purposes of determining the number of Employees in the top-paid group, Employees described in Section 414(q)(8) and Treas. Reg. Sec. 1.414(q)-1T, Q&A-9(b) are excluded. The term "compensation" as used in this Section means compensation within the meaning of Section 415(c)(3), including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement, or tax-sheltered annuity. For purposes of subparagraph (d) above, no more than 50 Employees (or, if lesser, the greater of 3 Employees or 10% of the Employees) shall be treated as officers. If for any Plan Year, no officer of an Employer is described in subparagraph (d) above, the highest paid officer of an Employer for such Plan Year shall be treated as described in such subparagraph. Employers that are required to be aggregated under Sections 414(b), (c), (m), or (o) shall be treated as a single Employer for purposes of this Section.

          If any Employee is a member of the family of a 5% owner or of a Highly Compensated Employee in the group consisting of the 10 Highly Compensated Employees paid the greatest compensation during the Plan Year, then (a) such Employee shall not be considered a separate employee, and (b) any compensation paid to such Employee (and any applicable contribution or benefit on behalf of such Employee) shall be treated as if it were paid to (or on behalf of) the 5% owner or Highly Compensated Employee. For purposes of this paragraph, the term "family" means, with respect to any Employee, such Employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

          A former Employee shall be treated as a Highly Compensated Employee if (a) such individual was a Highly Compensated Employee when he or she separated from service, or (b) such individual was a Highly Compensated Employee at any time after attaining age 55.

          Notwithstanding the foregoing, the determination of whether an individual is a Highly Compensated Employee may be made by the Committee on the basis of any provision permitted under Section 414(q) of the Code (including the simplified method described in Section 414(q)(12) of the Code), any applicable regulation, notice or other Internal Revenue Service guidance, provided the requirements for use of such provision are satisfied.


     8.   Section 1.22 is hereby amended and restated as follows:

     1.22 Leased Employee

          Any person as so defined in Section 414(n)(2) of the Code, which means a Leased Employee shall include any person who is not otherwise an employee of the Company or an Affiliated Company and who provides services to the Company or an Affiliated Company (in this Section referred to as the "recipient") if (a) such services are provided pursuant to an agreement between the recipient and any other person (in this Section referred to as the "leasing organization"), (b) such person has performed such services for the recipient (or for the recipient and related persons) on a substantially full-time basis for a period of at least one (1) year, and (c) such services are of a type historically performed, in the business field of the recipient, by employees of the recipient.

          Notwithstanding the foregoing, a person shall not be considered a Leased Employee if (a) such person is covered by a "safe harbor plan" (as defined below) which is maintained by the leasing organization, and (b) Leased Employees (determined without regard to this paragraph) do not constitute more than twenty percent (20%) of the recipient's non-highly compensated work force (as defined in Section 414(n)(5)(C)(ii) of the Code). A "safe harbor plan" shall mean a money purchase pension plan (a) with a nonintegrated employer contribution rate for each participant of at least ten percent (10%) of compensation, (b) which provides for full and immediate vesting, and (c) which provides that each employee of the leasing organization (other than employees who perform substantially all of their services for the leasing organization) shall immediately participate in such plan; provided, however, this clause (c) shall not apply to any individual whose compensation from the leasing organization in each plan year during the four (4) year period ending with the plan year is less than $1,000. The term "compensation" as used in this paragraph shall mean compensation as defined in Section 415(c)(3) of the Code, except that such term shall include amounts contributed pursuant to salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(e)(3), Section 402(h), or Section 403(b) of the Code.


     9.   Section 1.33 is hereby amended and restated as follows:

     1.33 Plan

          The "Associates Savings and Profit-Sharing Plan" as described herein and as from time to time supplemented or amended, which is intended to qualify under Code Sections 401(a), 401(k), and 401(m). The Plan is sometimes referred to as the "ASAP" or the "ASAP Plan." The Plan was formerly named the Associates First Capital Corporation Retirement Savings and Profit Sharing Plan and may retain such name for certain purposes, such as governmental filings.


     10.  Section 2.1(b) is hereby amended and restated as follows:

     2.1  Eligibility For Participation

          (b) Each other Full-Time Employee, on or after December 1, 1989, shall become a Participant, with respect to Profit Sharing Contributions, on his or her date of employment, and shall become a Participant, with respect to Pre-Tax, Post-Tax, and Matching Contributions, as of the first day of the payroll period following the earlier of (1) the date on which the Full-Time Employee attains age 25, or (2) the completion of one year (i.e., 12 months) of Eligibility Service, as such term is defined in Section 3.1(b).


     11.  Section 2.2 is hereby amended and restated as follows:

     2.2  Excluded Employees

          The following Employees shall be excluded from participation in the Plan:

          (a) An Employee who is (or becomes) a member of a collective bargaining unit that is a party to a collective bargaining agreement with an Employer, unless there is an agreement in effect making the Plan available to Employees in such unit; and

          (b) Any individual who is a Leased Employee of an Employer and who is employed by a leasing organization (as defined in Code Section 414(n)(2)) which is not an Affiliated Company;


     Notwithstanding the foregoing, the Committee may, by written resolution, exclude from eligibility for participation in this Plan any class of Employees. Any such designation shall be made in a nondiscriminatory manner.


     12.  Section 3.1 is hereby amended and restated as follows:

     3.1  Vesting And Eligibility Service

          (a) Companies For Whom Credited. Vesting Service and Eligibility Service with respect to any Employee shall mean periods of employment with the Company, an Affiliated Company (on and after the date of affiliation unless determined otherwise by the Committee)and any predecessor corporation of an Employer, or a corporation merged, consolidated or liquidated into an Employer or a predecessor of an Employer, or a corporation, substantially all of the assets of which have been acquired by an Employer, if an Employer maintains a plan of such a predecessor corporation, or as a Leased Employee under the provisions of 414(n) of the Code, provided, however, that such period of Vesting Service and Eligibility Service shall not be credited until such time as the Leased Employee actually becomes an Employee. If an Employer does not maintain a plan maintained by such a predecessor, periods of employment with such a predecessor, merged, liquidated or acquired company shall be credited as Vesting Service and Eligibility Service only to the extent required under regulations prescribed by the Secretary of the Treasury pursuant to Section 4l4(a)(2) of the Code or as granted by the Committee on a non-discriminatory basis. In all events, periods recognized under a Merged Plan, the PCI Plan or PCI ESOP on behalf of a Participant shall be recognized as Vesting Service and as Eligibility Service, as the case may be, under this Plan on behalf of such an Employee who becomes a Participant, and in no event will an Employee be credited with less Vesting Service under the Plan than the service with which the Employee was credited on November 30, 1989 for vesting purposes under the terms of a Merged Plan, the PCI Plan or the PCI ESOP.


          (b) Year Of Vesting Service. An Employee's Vesting Service shall be measured in years and days (with each 365 days of Vesting Service being equivalent to one Year of Vesting Service) from the Employee's "employment commencement date" (which, in accordance with ERISA Reg. Sec. 2530.202-2(a), means the first day for which the Employee is entitled to be credited with an hour of service under such regulations) on with the Company or an Affiliated Company to the Employee's Severance Date as defined hereinafter. Vesting Service shall include, by way of illustration but not by way of limitation, the following periods:


               (1) Any leave of absence from employment (other than that period after the second anniversary of a Parental Leave) which is authorized by the Company or by an Affiliated Company or predecessor in accordance with uniform rules applied on a nondiscriminatory basis; and

               (2) Any period service in the Armed Forces of the United States (including for this and other Plan purposes "uniformed services" as defined in Section 7 of the Uniformed Services
     Employment and Reemployment Rights Act of 1994) required to be credited by law; provided, however, such Vesting Service shall not be credited if under Paragraph (1) such service is already.


          Fractional years shall be disregarded; provided, however, that all periods of Vesting Service prior to and subsequent to any period of severance shall be aggregated. Notwithstanding the foregoing, in accordance with the service spanning rules in Treas. Reg.
     Sec. 1.410(a)-7, if an Employee's employment with an Employer is severed but he or she is re-employed within the 12 consecutive month period commencing on his or her Severance Date, as defined hereinafter (i.e., within a "one year period of severance," as defined hereinafter), the period of severance shall constitute Vesting Service.

          A "one year period of severance" shall mean a 12 consecutive month period beginning on the Severance Date during which the Employee does not perform an hour of service within the meaning of ERISA Reg. Sec. 2530.200b-2(a)(1) for the Employer.


          An Employee's "Severance Date" means the earlier of the date on which he or she resigns, retires, is discharged or dies or the first anniversary of the date on which he or she is first absent from service, with or without pay, for any other reason, such as vacation, sickness, disability, layoff or leave of absence. An Employee's Severance Date shall not be considered to have occurred if the Employee enters directly into the employ of another Employer or an Affiliated Company, but shall be considered to have occurred as of the date a trade or business or a subsidiary of the Company or of an Affiliated Company for whom he is employed is sold in accordance with
     Section 11.2. If an Employee is absent beyond such first anniversary date by reason of Parental Leave, his or her Severance Date shall be the second anniversary of the first date of such absence and the twelve-month period beginning on the first anniversary of the first date of such absence and ending on the second anniversary of such absence shall be a year of absence and shall not be credited to the Employee as a Year of Vesting Service or as a Break in Vesting Service under the Plan. A Break in Vesting Service shall occur if an Employee's employment is severed and the Employee is not re-employed within the 12 consecutive month period commencing on his or her Severance Date.

          Notwithstanding any other provision of the Plan to the contrary and in accordance with Treas. Reg. Sec. 1.410(a)-7(a)(2)(ii), if an individual is on a leave of absence (including a military or disability leave) and does not return to the employment of an Employer or an Affiliated Company within 30 days (or such longer reemployment period as required by applicable law) of the termination of the leave or the termination of the circumstances that gave rise to the leave (whichever is applicable), then such individual shall be deemed to have "quit" on the date that his or her leave of absence terminates or the termination of the circumstances that gave rise to the leave (whichever is applicable) and, thereby, would incur a Severance Date as of such date.

          A Full-Time Employee's Eligibility Service shall be determined in the same manner as his or her Vesting Service, and where appropriate in this Subsection (b) the term "Vesting Service" shall be replaced with the term "Eligibility Service." In accordance with Treas. Reg. Sec. 1.410(a)-7(c)(2), a Full-Time Employee shall be considered to have satisfied his or her 1 year of Eligibility Service requirement on the first anniversary of his employment commencement date.


          (c) Year Of Eligibility Service. A Part-Time Employee who is hired prior to reaching age 25 shall complete a Year of Eligibility Service in a year at the earlier of (1) attainment of age 25 and completion of 1,000 Hours of Service in a year (with the first year based on the individual's anniversary date and later years based on the Plan Year), and (2) completion of a full year of service (12 months of service) with the Company in which the individual completes 1,000 Hours of Service in a year (with the first year based on the individual's anniversary date and later years based on the Plan
     Year). A Part-Time Employee who is hired after reaching age 25 shall complete a Year of Eligibility Service after completion of 1,000 Hours of Service in a year (with the first year based on the individual's anniversary date and later years based on the Plan
     Year). The eligibility computation periods described above shall commence with the Part-Time Employee's "employment commencement date" (which, in accordance with ERISA Reg. Sec. 2530.202-2(a), means the first day for which the Part-Time Employee is entitled to be credited with an Hour of Service.


          An "Hour of Service" means, with respect to any applicable computation period:

               (1) each hour for which a Part-Time Employee is directly or indirectly paid or entitled to payment for the performance of duties for the Company, an Affiliated Company or a predecessor;

               (2) each hour for which a Part-Time Employee is paid or entitled to payment by the Company, an Affiliated Company or a predecessor, on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence, but not more than 501 hours for any single continuous period; provided, however, that no hours shall be credited on account of any period during which the Part-Time Employee performs no duties and receives payment solely for the purpose of complying with unemployment compensation, workers' compensation or disability insurance laws;

               (3) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company, an Affiliated Company or a predecessor, excluding any hour credited under (1) or (2), which shall be credited to the computation period or periods to which the award, agreement or payment pertains, rather than to the computation period in which the award, agreement or payment is made;

               (4) each hour during which the Employee is serving in the Armed Forces of the United States; and


               (5) each hour during which a Part-Time Employee is on a leave of absence approved by an Employer, under rules adopted by the Committee and uniformly applicable to all Employees similarly situated, provided, that no hours shall be counted under this Paragraph which are counted as Eligibility Service under paragraphs
     (1) and (2) of this Section.

          (d) Manner Of Crediting Certain Hours Of Service. Except as otherwise required by applicable law, the following rules shall apply. The number of hours credited to a Part-Time Employee for reasons described in Paragraphs (c)(4) or (5) shall be based on the number of hours during which an Employee is performing duties immediately prior to his or her leave of absence or service in the Armed Forces. Hours of Service described in Paragraphs (c)(1),
     (c)(4) or (c)(5) shall be credited to the eligibility computation period in which the duties are performed or in which the leave of absence or period of service in the Armed Forces occurs. The periods to which Hours of Service described in Paragraphs (c)(2) or (c)(3) are credited shall be determined in accordance with Department of Labor regulation Sec. 2530.200b-2.


          (e) Additional Service Credit. The Committee, in its sole discretion, may provide additional credit for Vesting Service or Eligibility Service for periods not required to be credited under this Article 3, provided that the Committee shall act in a nondiscriminatory manner.

     13.  Section 4.4 is hereby amended and restated as follows:

     4.4  Rollover Contributions and Transferred Contributions

          (a) The Committee is authorized to adopt procedures with respect to accepting an Employee's rollover contributions (as defined in Code Sections 402, 403 and 408) which a qualified plan is permitted to receive. In addition, this Plan shall accept direct rollovers of eligible rollover distributions from other eligible retirement plans, both terms as defined in Section 402(c) of the Code; provided, however, that the Plan shall only accept such direct rollovers if the Committee's administrative rules are satisfied.
     Such rollover contributions shall be credited to the Employee's Rollover Contributions Account.


          (b) In addition, the Committee may authorize the Trustee to accept a direct transfer from the trustee of any predecessor plan or any other qualified plan maintained by the Company or an Affiliated Company and any such transferred amount shall be credited to an account established by the Committee for such Employee. Amounts so transferred shall retain the tax character which such amounts had in the transferring Plan. However, the Committee may, in its discretion, refuse to accept any such transfers if such transfer would have the effect of preserving or requiring any annuity or special distribution options which are not available to all Participants under the Plan.


     14. Section 4.6 is hereby amended by the addition of the following paragraphs:

          (e) In accordance with Section 414(q)(6) of the Code and Treas. Reg. Sec. 1.401(k)-1(f)(5)(ii), with respect to any Highly Compensated Employee whose actual deferral ratio ("ADR"), which is the ratio determined for each Employee under the Actual Deferral Percentage, is determined under the family aggregation rules, the Excess Contributions for such combined "Highly Compensated Employee" shall be reduced in accordance with the "leveling" method described in Treas. Reg. Sec. 1.401(k)-1(f)(2) and the Excess Contribution shall be allocated among the family members in proportion to the Pre-Tax Contributions of each family member that are combined to determine the ADR.

          In accordance with Section 414(q)(6) of the Code and Treas. Reg. Sec. 1.401(k)-1 (g)(1)(ii)(C), if a Highly Compensated Employee is subject to the family aggregation rules of Section 414(q)(6) of the Code because such Employee is either a 5% owner or one of the 10 most highly compensated employees, the combined ADR for the family group (which is treated as one Highly Compensated Employee) shall be determined by combining the Pre-Tax Contribution, compensation (as defined in Section 1.1), and amounts treated as Pre-Tax Contributions of all family members. Except to the extent taken into account in the preceding sentence, the Pre-Tax Contributions, compensation, and amounts treated as Pre-Tax Contributions of all family members shall be disregarded in determining the Actual Deferral Percentages for the groups of Highly Compensated Employees and non-Highly Compensated Employees.

     15. Section 4.6(c) is hereby amended by the addition of the following sentence:

     Any Excess Contributions that are recharacterized as Post-Tax Contributions shall remain subject to the nonforfeitability requirements and distribution limitations that apply to Pre-Tax Contributions.

     16. Section 4.8 is hereby amended by the addition of the following paragraph (f):

          (f)  In accordance with Section 414(q)(6) and Treas. Reg.
     Sec. 1.401(m)-1(e)(2)(iii) with respect to any Highly Compensated Employee whose actual contribution ratio ("ACR"), which is the ratio determined for each Employee under the Actual Contribution Percentage, is determined under the family aggregation rules, the Excess Aggregate Contributions for such combined "Highly Compensated Employee" shall be reduced in accordance with the "leveling" method described in Treas. Reg. Sec. 1.401(m)-1(e)(2) and the Excess Aggregate Contributions shall be allocated among the family members in proportion to the Matching and Post-Tax Contributions of each family member that are combined to determine the ACR.

     17.  Section 4.9(f) is hereby amended and restated as follows:

          (f) Definition Of "Annual Addition". For purposes of this Section, the term "annual addition" shall mean the sum for any Plan Year of the following amounts allocated to the Participant's Account:

               (1) Employer contributions pursuant to Sections 4.1 and 4.5;

               (2)  Participant contributions pursuant to Section 4.2;
          and

               (3)  Forfeitures.

     Rollover and Transferred Contributions made pursuant to Section 4.4, and repaid distributions and forfeitures restored in accordance with Subsection 8.3 shall not be treated as annual additions. However, the following two items shall be included as annual additions under the Plan:

               (1) Amounts allocated to an "individual medical account" as described under Section 415(l)(2) of the Code, which is part of a pension or annuity plan; and

               (2) Amounts attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund as described in Section 419(e) of the Code.


     18. The last paragraph of Section 7.2 is hereby amended and restated as follows:

          For purposes of this Section 7.2, the term "immediate and heavy financial need" shall be deemed to include any financial needs arising from: (a) medical expenses (as defined in Section 213(d) of the Code) which are not covered by insurance, and which are incurred by the Participant or a Participant's spouse or dependent or funds which are necessary to obtain medical care (as described in Code
     Section 213(d)); (b) expenses relating to the payment of tuition for the next 12 months of post-secondary education of a Participant, his or her spouse or dependent; (c) expenses related to the purchase (excluding mortgage payments) of a principal residence for the Participant; or (d) expenses relating to the need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence; or (e) such other financial needs as specified in Treasury regulations or by the Internal Revenue Service in published guidance which are deemed to be immediate and heavy financial needs.

     19. Section 8.1 is hereby amended by the addition of the following paragraph (d):

          (d) In the event of the death or Disability of any Participant, he or she shall become fully vested in his or her Accounts.

     20.  Section 8.2(d) is hereby amended and restated as follows:

          (d) Distribution Upon Death. (i) Upon the death of a Participant or former Participant (whether before or after any installment payments have been made in accordance with Section 8.2(c)) at any time prior to a complete distribution of such Participant's Account, his or her Beneficiary shall receive the entire Vested Interest credited to his or her Account, such value
     determined as of the time of payment.    Such distribution will be
     made as soon as practicable after Trustee receives written notification of the Participant's or former Participant's death. Provided, however, a Beneficiary may elect in writing on a form prescribed by and filed with the Committee, to defer receipt of the value of the former Participant or Participant's Account until the calendar year following the Participant's or former Participant's death, in which case distribution shall be made as soon as practicable following the end of the calendar year of the Participant's or former Participant's death, in an amount determined as of the date of payment.

          (ii) The Vested Interest in the deceased Participant's or former Participant's Accounts shall be distributed to the designated Beneficiary in cash. The Committee or its delegate shall notify the Trustee promptly after the Committee is notified in writing of the death of the Participant or former Participant on whose behalf a distribution is to be made and provide such other information as the Trustee reasonably requests.

     21.  Section 8.2(f) is hereby amended and restated as follows:

          (f) Direct Rollovers. Effective January 1, 1993, any Participant who is entitled to a distribution may elect, with respect to an amount which constitutes an eligible rollover distribution in the manner and in the time prescribed by the Committee, to have a portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Participant. In the case of the death of a Participant, the surviving spouse, and, in the case of an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, the alternate payee shall have the same rights as the Participant under this Subsection 8.2(f).

          In accordance with Section 402(c) of the Code and the regulations related thereto, an "eligible rollover distribution" shall mean any distribution of all or any portion of the balance to the credit of the Participant in the Plan, except for the following:

               (a) Any distribution that is one of a series of substantially equal periodic payment (not less frequently than annually) made over any one of the following periods (as applicable): the life of the Participant (or the joint lives of the Participant and the Participant's designated beneficiary), the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and the Participant's designated beneficiary), or a specified period of ten years or more;

               (b) Any distribution to the extent the distribution is required under Section 401(a)(9) of the Code;

               (c) The portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation described in Section 402(e)(4) of the Code); or

               (d) Any other distribution (or any portion thereof) that is designated by the Internal Revenue Service as not constituting an eligible rollover distribution.

     Further, an "eligible retirement plan" shall mean an individual retirement plan or a qualified plan. An individual retirement plan is an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity (other than an endowment contract) described in Section 408(b) of the Code. A qualified plan is a qualified trust described in Section 401(a) of the Code or an annuity plan described in Section 403(a) of the Code. Any Participant, surviving spouse, or alternate payee, as applicable, to whom these direct rollover rules apply shall be defined as a distributee.

     22. Section 8.4(b) is hereby amended by the addition of the following paragraph:

          Distributions under the Plan will be made in accordance with
     Section 401(a)(9) of the Code and the regulations promulgated thereunder, including Prop. Treas. Reg. Sec. 1.401(a)(9)-2, which describes the MDIB requirement. The Section 401(a)(9) provision shall override any contrary distribution options in the Plan.

     23. Article IX of the Plan is hereby amended and restated as follows:

                       ARTICLE IX - LOANS

     9.1  Eligibility For A Loan

          Upon written application of a Participant or a former Participant who is a "party-in-interest" as defined in ERISA, the Committee, or its designee, subsequent to April 1, 1990, at its sole and absolute discretion, may authorize a loan or loans to such Participant or former Participant from the Plan. Loans shall be made available in a uniform nondiscriminatory manner and on a reasonably equivalent basis and loans shall not be made to Highly Compensated Employees in an amount representing a percentage of such a Participant's Vested Interest greater than the percentage made available to other Participants. All loans are subject to the approval of the Committee or its designee at its or their sole and absolute discretion. In the event that a member of the Committee makes an application for a loan, such Committee member shall not participate in the review of his or her own loan application. The amount of any loan made to a Participant shall be limited to 50% (or such lesser percentage as determined by the Committee and applied in a uniform manner to comfortably assure compliance with all applicable laws relating to participant loans) of his or her Vested Interest up to the maximum specified below at the time such loan is requested, less the amount of any outstanding loans previously made to such Participant. The minimum amount of any loan shall be $500. The maximum amount of any loan made to any Participant when added to the outstanding balance of all other loans shall not exceed the lesser of
     (i) $50,000 reduced by the excess, if any, of (a) the Participant's highest outstanding loan balance during the preceding 12-month period ending on the day prior to the date of the loan, over (b) the outstanding balance of loans on the date the loan is made or (ii) 50% (or such lesser percentage as determined by the Committee and applied in a uniform manner to comfortably assure compliance with all applicable laws relating to participant loans) of the present value of the Participant's Vested Interest. Each Participant shall be limited to two outstanding loans. The amount of the Participant's outstanding loans will be proportionately deducted from each of the Investment Funds in which a portion of the Participant's Account is invested. The Committee shall require spousal consent for a loan if and to the extent required by law; for example, if Treas. Reg.
     Sec. 1.401(a)-20 Q&A-24(a) and Section 401(a)(11)(B)(iii)(III) of the
     Code apply.


     9.2  Security And Interest

          All loans made to a Participant shall be fully secured by not more than 50% of the Participant's Vested Interest in the Participant's Accounts and bear a reasonable prevailing rate of interest. The Committee or its designee, may contact local banks or Trustees of other plans, as reasonably available, to determine what interest rate the banks or other plans would make a similar loan taking into consideration applicable prevailing factors. Unless otherwise determined by the Committee, the rate of interest on a loan shall (i) be determined at the time the loan is requested, (ii) be fixed over the term of the loan, and (iii) for any particular month, be the prime rate on the last Tuesday before the month commences, plus one percent (1%) (i.e., prime plus one).

     9.3  Other Loan Rules

          (a) All loans must be evidenced by a written promissory note and security agreement signed by the Participant where the Participant secures the loan with the Participant's Account.

          (b) The amount used to fund the loan will be obtained by liquidating on a pro rata basis the Plan investments of the Participant (excluding any funds that are or were invested directly in Paramount stock). Excess funds from such liquidation and repayments of the loan will be reinvested on the same basis as directed by the Participant for current contributions.

     9.4  Loan Repayment

          Any loan or loans made to a Participant shall provide for repayment on a level amortization basis through payroll deductions or other Committee approved methods, such repayments being required no less frequently than quarterly, except that a Participant may prepay the outstanding principal balance of his or her loan at any time; provided, however, the Committee may provide that no repayments are required when the Participant is on authorized leave of absence without pay for up to one year; provided, however, upon such Participant's return to employment, his or her loan shall be re-amortized, if necessary, to comply with the five year repayment requirement described below, if applicable. The repayment period for any loan shall not exceed five years, except that any loan used to acquire any dwelling which is used or is to be used within a reasonable time as the principal residence of the Participant may have a repayment period of up to 25 years, as specified by the Committee, provided, however, that the Committee in its discretion and using the standard of a commercial lender in the community, may restrict the maturity of such loan to any period less than 25 years. The repayment of both principal and interest on the loan will be credited solely to the Participant's Account and allocated to the different Investment Funds maintained thereunder not later than the last day of the calendar month following receipt in the same proportion that assets then allocated to the Participant's Account are invested in such Investment Funds as directed from time to time by the Participant or as the assets are otherwise required to be allocated under the terms of this Plan.

     9.5  Repayment Upon Termination Of Employment

          If a Participant terminates his or her employment with all Employers prior to repaying any outstanding loan or loans in full, the unpaid balance shall become due and payable and the Committee shall satisfy the indebtedness from the Participant's Vested Interest in his or her Participant's Account before making any payments to the Participant or Beneficiary. If the Participant's Vested Interest in his or her Participant's Account is insufficient to repay in full the unpaid balance, the Committee shall demand payment from the terminated Participant or his or her estate. If the Participant or his or her estate fail to meet such demand, the Committee shall take any action its deems necessary to recover the remaining unpaid balance.

     9.6  Events Of Default; Remedies

          If a loan is not repaid in accordance with the terms contained in the promissory note, a default occurs. Upon such occurrence, the Committee or its designee, shall contact the Participant to request immediate payment of any overdue amounts or take other action it deems appropriate. If the Participant does not make the requested payment within 15 days of said request, the Committee or its designee, may apply its security interest in the Participant's Account to satisfy the debt; provided, however, the Committee may not do so if such action would result in a prohibited in-service distribution to the Participant.

          A Participant who defaults on a loan hereunder as provided under the terms of the applicable note and security agreement shall not be allowed to make Post-Tax or Pre-Tax Contributions and shall not receive any Matching Contributions or Profit Sharing Contributions during the period of default. In accordance with Section 72(p) of the Code and the regulations thereunder, the Committee shall treat the outstanding loan balance on a defaulted loan as a taxable distribution.

     9.7  Loan Policy

          Unless otherwise set forth in a document entitled "Loan Policy," this Article IX shall constitute the Loan Policy of the Plan.

     24. Section 14.3(f) is hereby amended by the addition of the following sentence:

     The term "Required Aggregation Group" shall also include any plan which was maintained within the five years ending on the Determination Date for the Plan Year in question and which would otherwise be part of the Required Aggregation Group.

     25. Section 14.4 is hereby amended by the addition of the following paragraph (c):

          (c) The vesting requirements of Section 416(b) of the Code shall be satisfied by applying the 5-year graded vesting schedule, as follows:

Years of Vesting Service        Vested Percentage
2 years                               40%
3 years                               60%
4 years                               80%
5 or more                            100%

26. The Plan is hereby amended by the addition of the supplement attached hereto entitled "Supplement I - Special Provisions Applicable to Residents of the Commonwealth of Puerto Rico."


     IN WITNESS WHEREOF, this Amendment No. 1 to the Associates First Capital Corporation Retirement Savings and Profit Sharing Plan has been executed on this ____ day of ___________, 1996, to be effective as of such date(s) as are necessary to comply with the Tax Reform Act of 1986 and subsequent legislation, or as otherwise indicated herein.

                     ASSOCIATES FIRST CAPITAL CORPORATION
                              AMENDMENT NO. 2
                                 TO THE
                  ASSOCIATES SAVINGS AND PROFIT-SHARING PLAN


     Effective August 1, 1996, the Committee hereby amends the
Associates Savings and Profit-Sharing Plan (the "Plan") as follows:

     1. Section 5.1 of the Plan is hereby amended in its entirety to read as follows:

               Except as otherwise provided, all
          amounts held in Participants' Accounts shall be invested as directed by Participants in those Investment Funds made available to such Participants by the Committee. Such
          Investment Funds may include, but shall not be limited to, one or more funds invested primarily in "qualifying employer securities" as such term is defined in
          Section 407 of ERISA, any such qualifying employer securities to be acquired and held in accordance with applicable provisions of the Trust Agreement.

               The Trustee in its sole discretion may
          keep such amounts of cash and cash
          equivalents as it shall deem necessary or advisable as a part of the Investment Funds, subject to any limitations specified in the Trust Agreement. Dividends, interest and other distributions received with respect to assets held in each Investment Fund shall be reinvested in the respective Investment
          Fund. The Committee or its designee shall provide to each Participant (1) a written explanation that the Plan is intended to constitute a plan described in Section
          404(c) of ERISA and (2) any information and materials required to be provided to Participants in order for the Plan to satisfy any applicable provisions of Labor
          Regulation Section 2550.404c-1 as an "ERISA
          section 404(c) plan" (as defined in such Regulation).

     IN WITNESS WHEREOF, this Amendment No. 2 to the Associates
Savings and Profit-Sharing Plan is hereby executed as of the 15th day of July, 1996.

                     ASSOCIATES SAVINGS AND PROFIT-SHARING PLAN COMMITTEE